                                                                   Exhibit 10.33

                            THREE DULLES TECH CENTER



                                LEASE AGREEMENT



                                 BY AND BETWEEN

                         DULLES TECH, INC, AS LANDLORD

                                      AND

                NETWORK ACCESS SOLUTIONS CORPORATION, AS TENANT



                                October 27, 1999

                                LEASE AGREEMENT


                               TABLE OF CONTENTS



ARTICLE I.  BASIC LEASE PROVISIONS

ARTICLE II.
     Section 2.1      Premises                                        1
     Section 2.2      Term                                            2
     Section 2.3      Use                                             2

ARTICLE III.
     Section 3.1      Rental Payments                                 2
     Section 3.2      Additional Rent                                 3
     Section 3.3      Security                                        6
     Section 3.4      Tenant's Review Right                           7

ARTICLE IV.
     Section 4.1      Services                                        7
     Section 4.2      Keys and Locks                                  8
     Section 4.3      Graphics and Building Directory                 9

ARTICLE V.
     Section 5.1      Occupancy of Premises                           9
     Section 5.2      Entry for Repairs and Inspection                9
     Section 5.3      Hazardous Materials                             9

ARTICLE VI.
     Section 6.1      Leasehold Improvements                         10
     Section 6.2      Repairs by Landlord                            11
     Section 6.3      Repairs by Tenant                              11
     Section 6.4      Liens                                          12
     Section 6.5      Indemnification                                12

ARTICLE VII.
     Section 7.1      Condemnation                                   12
     Section 7.2      Force Majeure                                  13
     Section 7.3      Fire or Other Casualty Damage                  13
     Section 7.4      Insurance                                      14
     Section 7.5      Waiver of Subrogation Rights                   14

ARTICLE VIII.
     Section 8.1      Default by Tenant                              15
     Section 8.2      Landlord's Remedies                            15
     Section 8.3      Waiver of Duty to Relet or Mitigate            16
     Section 8.4      Reentry                                        17
     Section 8.5      Rights of Landlord in Bankruptcy               17
     Section 8.6      Waiver of Certain Rights                       17
     Section 8.7      NonWaiver                                      17
     Section 8.8      Holding Over                                   17
     Section 8.9      Abandonment of Personal Property               17

ARTICLE IX.
     Section 9.1      Transfers                                      17
     Section 9.2      Assignment by Landlord                         19
     Section 9.3      Limitation of Landlord's Liability             19

ARTICLE X.
     Section 10.1     Subordination                                  19
     Section 10.2     Estoppel Certificate or Three-Party Agreement  19
     Section 10.3     Notices                                        20

ARTICLE XI.
     Section 11.1     Right to Relocate Tenant                       20
     Section 11.2     Rights and Remedies Cumulative                 20
     Section 11.3     Legal Interpretation                           20
     Section 11.4     Authority                                      21
     Section 11.5     No Brokers                                     21
     Section 11.6     Consents by Landlord                           21
     Section 11.7     Joint and Several Liability                    21
     Section 11.8     Independent Covenants                          21
     Section 11.9     Attorneys' Fees and Other Expenses             21
     Section 11.10    Recording                                      21
     Section 11.11    Disclaimer; Waiver of Jury Trial               21
     Section 11.12    Access to Roof                                 22
     Section 11.13    Parking                                        22
     Section 11.14    No Accord or Satisfaction                      22
     Section 11.15    Acceptance                                     22
     Section 11.16    Waiver of Counterclaim                         22
     Section 11.17    Time Is of the Essence                         22
     Section 11.18    Counterparts                                   22


EXHIBITS

     Exhibit A - Land
     Exhibit B - Floor Plan(s) of Premises
     Exhibit C - Special Stipulations
     Exhibit D - Commencement Date Agreement
     Exhibit E - Work Letter Agreement
     Exhibit F - Building Rules and Regulations
     Exhibit G - Proposed Tenant Signage
     Exhibit H - Cleaning Specifications
     Exhibit I - Parking Area

                                LEASE AGREEMENT


THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 27th day
                            -----
of October, 1999, by and between DULLES TECH, INC., a Delaware corporation

("Landlord"), whose address is c/o West World Management, Inc., 4 Manhattanville
----------
Road, Purchase, New York 10577, and NETWORK ACCESS SOLUTIONS CORPORATION, a Delaware corporation ("Tenant"), whose address is 100 Carpenter Drive, Suite
                       ------
206, Sterling, Virginia 20164, Attention: Manager, Facilities. Subject to all of the terms, provisions, covenants and conditions of this Lease, and in consideration of the mutual covenants, obligations and agreements contained in this Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

                                   ARTICLE I.

                             BASIC LEASE PROVISIONS

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises described below, subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated. For purposes of this Lease, the following terms shall have the meanings ascribed to them below:

Base Year shall mean calendar year 2000.
---------

Building shall mean the approximately 113,093 rentable square foot structure
--------
situated upon the Land (hereinafter defined) commonly known as Three Dulles Tech Center located at 13650 Dulles Technology Drive, Herndon, Virginia 20171, County of Fairfax, State of Virginia as the same currently exists or as it may from time to time hereafter be expanded or modified.

Commencement Date shall mean March 1, 2000, provided that the First Phase
-----------------
Premises are Substantially Complete (as defined in Exhibit E to this Lease). In the event the First Phase Premises are not Substantially Complete by March 1, 2000, the Commencement Date will be extended day for day until Landlord makes the First Phase Premises Substantially Complete.

Land shall mean that certain tract of 12.14 acres of land situated in Fairfax
----
County, Virginia and more particularly described on Exhibit A attached hereto and hereby made a part hereof.

Lease Year shall mean each consecutive twelve (12) month period during the Term
----------
commencing with the Commencement Date.

Prepaid Rent shall mean the amount of  $227,822.63 for the first and a portion
------------
of the second month of the Term. Prepaid Rent shall be paid by Tenant to Landlord no later than January 1, 2000.

Project shall mean the Building, together with the Land and the parking area
-------
serving the Building, all other improvements situated on the Land or directly benefitting the Building, and all additional facilities or improvements directly benefitting the Building that may be constructed in subsequent years.

Security Deposit shall mean the amount of $1,600,000 as shall be posted and
----------------
reduced during the Term of this Lease as set forth in Section 3.3.

Term shall mean One Hundred Twenty (120) months from the Commencement Date, as
----
the same may be extended pursuant to Section C of Exhibit C attached hereto.

                                  ARTICLE II.

     Section 2.1  Premises.  The Premises demised by this Lease are deemed to be
                  --------
(i) 57,709 rentable square feet consisting of an approximately 10,397 rentable square foot portion of the first floor, as shown on Exhibit B attached hereto,
                                                    ---------
and the entirety of Floors four and five of the Building (the "First Phase
                                                               -----------
Premises"); (ii) 46,022 rentable square feet known or to be known as Suites 200
--------
and 300, on Floors two and three, respectively, of the Building (with each Suite occupying the entire floor) (the "Second Phase Premises"); and (iii) 9,362
                                  ---------------------
rentable square feet on the first floor of the Building, as shown on Exhibit B attached hereto, which is to serve as a network and/or telecommunications operations center or for similar use by Tenant (the "Third Phase Premises"),
                                                     --------------------
together with the nonexclusive use of the common areas of the Project made available by Landlord from time to time to all tenants of the Project (the First Phase Premises, the Second Phase Premises and the Third Phase Premises are collectively referred to herein as the "Premises"). The Premises are outlined
                                        --------
on Exhibit B attached hereto and hereby made a part hereof.  All square footage
   ---------
utilized in this Lease has been or will be as to future space, made in accordance with "Standard Method for Measuring Floor Area in Office Buildings", published by the Secretariat, Buildings Owners and Managers Association International (ANSI/BOMA Z65.1 - 1996), approved June 7, 1996 (the "Standard
                                                                    --------
Measure").  Unless otherwise specifically designated, all references to square
-------
footage or square feet in this Lease are to rentable square footage or square feet. Landlord shall have its space planner or architect re-measure the Premises upon completion of the Tenant Space Plan (as defined in Exhibit E)
                                                                 ---------
and/or Tenant's Work (as defined in Exhibit E), and at no time thereafter, to
                                    ---------
confirm that the measurement provided herein is accurate and conforms to the Standard Measure. In the event that such re-measurement shows a different rentable square footage for the Premises, all relevant terms of this Lease shall be adjusted to conform to such re-measurement.

     Section 2.2  Term.  The Term of this Lease shall begin on the Commencement
                  ----
Date and shall continue in full force and effect for the Term of this Lease unless extended or sooner terminated in accordance with the provisions of this Lease. After the occurrence of the Commencement Date, Tenant and Landlord shall execute a certificate in the form attached as Exhibit D stipulating and agreeing
                                              ---------
to the Commencement Date. If the Commencement Date should be changed for any reason, including a change pursuant to the terms of Exhibit E hereto, Landlord
                                                    ---------
shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. If the First Phase Premises are not Substantially Complete as of March 1, 2000 for any reason other than a Tenant Delay, then the term Commencement Date shall mean such subsequent date upon which the First Phase Premises are Substantially Complete, and such failure to Substantially Complete the First Phase Premises on the earlier date shall not constitute a default by Landlord hereunder or render Landlord liable for any loss or damage that may be incurred as a result of such failure.

     Section 2.3  Use.  The Premises are to be used only for general office
                  ---
purposes, including but not limited to, use of a portion of the first floor of the Building, to the extent permitted by law or covenant, as a network and/or telecommunications operations center or related use and for no other business or purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. In the event of a breach of this covenant, Tenant shall, after written notice, (a) immediately cease the performance of any unlawful act and
(b) with respect to acts that will or has increased the existing rate of insurance, Tenant shall either cease such act that is increasing or has increased the existing rate of insurance (and pay for any such increases theretofor charged to Landlord) or shall pay to Landlord any and all increases in insurance premiums resulting from such breach. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. If any of Tenant's office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance at its sole cost and expense. Tenant shall not, without Landlord's prior consent which consent shall not be unreasonably withheld or delayed, install any equipment, machine, device, tank or vessel which is subject to any federal, state or local permitting requirement. Tenant, at its expense, shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements governing the installation, operation and removal of any such equipment, machine, device, tank or vessel. Tenant, at its expense, shall comply with all laws, statutes, ordinances, governmental rules, regulations or requirements, and the provisions of any recorded documents now existing or hereafter in effect relating to its use, operation or occupancy of the Premises and shall observe such reasonable and non-discriminatory rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building and for the preservation of good order therein; provided, however, that such rules and
                                    --------  -------
regulations do not conflict with this Lease, materially increase Tenant's obligations or liability with respect to the Premises and to the extent such rules and regulations do conflict with the terms of this Lease, the terms of this Lease shall govern. The current rules and regulations for the Building are attached hereto as Exhibit F. Without limiting the foregoing, Tenant agrees to
                   ---------
be wholly responsible at Tenant's sole cost and expense for any accommodations or alterations which need to be made to the Premises to comply with the provisions of the Americans With Disabilities Act of 1990, as amended (the

"ADA").  Landlord will be responsible for compliance of the common areas of the
 ---
Building as well as the Building shell (as described in Exhibit E) with the provisions of ADA.

                                  ARTICLE III.

     Section 3.1  Rental Payments.
                  ---------------

     (a)  Base Rent.  Commencing (i) on the Commencement Date as to the First
          ---------
Phase Premises, (ii) on the date of Substantial Completion of the Second Phase Premises (or such earlier date as the Second Phase Premises would have been Substantially Complete but for Tenant Delays) as to the Second Phase Premises, and (iii) on the earlier of July 1, 2000 or the date of Substantial Completion of the Third Phase Premises as to the Third Phase Premises, and continuing thereafter throughout the Term, Tenant shall pay the Base Rent, which is due and payable each Lease Year during the Term hereof in twelve (12) equal installments on the first (1st) day of each calendar month during the Term to Landlord at Landlord's address specified in this Lease (or such other address as may be designated by Landlord from time to time) monthly in advance at the following rates:

   Lease               Base Rent Per
   Year                Rentable Square Foot
   -----               --------------------
     1                        $25.50
     2                        $25.94
     3                        $25.95
     4                        $25.94
     5                        $25.50
     6                        $25.50
     7                        $25.50
     8                        $25.50
     9                        $25.50
     10                       $25.50


So long as Tenant is not then in default under this Lease, in the event Tenant has paid Landlord any Prepaid Rent such Prepaid Rent shall be applied to the first (1st) monthly and a portion of the second (2nd) installment of Base Rent due hereunder.

     (b) First Year Credit.  Notwithstanding anything to the contrary in Section
         -----------------
3.1(a), Tenant shall receive a credit against the Base Rent payable during the first year of the Term of the Lease in an aggregate amount of Twelve Thousand Five Hundred and No/100's Dollars ($12,500.00) per month.

     (c) Annual CPI Adjustment.  On each anniversary of the Commencement Date,
         ---------------------
the annual Base Rent for the entire Premises (but, for purposes of this Subsection, excluding from the Base Rent in respect of the second, third and fourth lease years, the sums per rentable square foot of $0.44, $0.45 and $0.44 respectively) shall be adjusted as follows: beginning the first day of the second lease year following the Commencement Date, the Base Rent shall be increased by an amount equal to three hundred percent (300%) of any increase in the CPI. The amount of the adjustment shall be determined by multiplying the previous year's adjusted Base Rent by a product of (a) three hundred percent (300%) and (b) a fraction, the numerator of which shall be (i) the CPI for the period immediately preceding the anniversary date of the lease year for which the adjustment is to be made, minus (ii) the CPI for the period immediately preceding the previous lease year, and the denominator of which shall be the CPI for the period immediately preceding the previous lease year. Notwithstanding this calculation, the adjustment to the Base Rent shall not exceed three percent (3%) of the Base Rent for the immediately preceding Lease Year.

     The CPI as used herein shall mean the United States Bureau of Labor Statistics, Consumer Price Index for Urban Consumers, all items for Washington, D.C.-MD-VA (CPI-U) (1982 - 1984 = 100). If the CPI shall be discontinued with no successor or comparable successor index, Landlord shall promptly so notify Tenant and the parties shall attempt to agree within thirty (30) days after Tenant's receipt of such notice upon a substitute index which measures, on at least an annual basis, fluctuations in the cost of goods to consumers of such goods in the Washington, D.C. metropolitan area. If the parties are unable to agree upon a substitute index, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.

     (d) Partial Month.  If the date for Tenant to start paying any of the
         -------------
amounts of Basic Rent set forth above is other than the first (1st ) day of a calendar month or if this Lease expires or terminates on a day other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated based upon multiplying the applicable Base Rent by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the number of days in such month.

     (e) Payment; Late Charge; Past Due Rate.  The Base Rent, the Additional
         -----------------------------------
Rent (hereinafter defined), any Prepaid Rent and any and all other payments which Tenant is obligated to make to Landlord under this Lease shall constitute and are sometimes hereinafter collectively referred to as "Rent". Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord in lawful money of the United States of America at the times and in the manner provided in this Lease, without demand, deduction, abatement, setoff, counterclaim or prior notice. Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sum due from Tenant is not received on or before its due date, then Tenant shall pay to Landlord immediately upon Landlord's demand therefor, in addition to such overdue amount, a late charge in an amount equal to Five Thousand and No/100's Dollars ($5,000), plus any reasonable attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay Rent and other charges when due hereunder; provided,
                                                                   --------
however, that Landlord shall waive such charge as to the first such instance in
-------
any Lease year (but in no event more than three (3) times during the Term of the Lease) as to which such late charge would otherwise be payable. Additionally, all Rent under this Lease shall bear interest from the date due until paid at the lesser of twelve percent (12%) or the maximum nonusurious rate of interest then permitted by the applicable laws of the state in which the Building is located or the United States of America, whichever shall permit the higher nonusurious rate, such interest being in addition to and cumulative of any other rights and remedies which Landlord may have with regard to the failure of Tenant to make any such payments under this Lease.

     Section 3.2  Additional Rent.
                  ---------------

     (a)  Definitions:
          -----------

          (i) "Base Operating Expenses" means Operating Expenses (hereinafter
               -----------------------
defined) for the Base Year.

          (ii) "Operating Expenses" means all expenses, costs and disbursements
                ------------------
of every kind and nature, provided such expenses, costs and disbursements are actually incurred, relating to or incurred or paid in connection with the ownership and operation of the Project, computed on an accrual basis in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

          (A) the proportionate share of wages and salaries of all persons directly engaged in the operation, maintenance, security or access control of the Project, including all taxes, insurance and benefits relating thereto, provided that no such amounts are allowed for any employee above the level of property engineer;

          (B) the cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Project, including rental fees for the same, if such items are not purchased and amortized pursuant to this Section 3.2
                                                                     -----------
below;

          (C) the cost of all utilities for the Project, including but not limited to the cost of water and power, heating, lighting, air conditioning and ventilating (excluding those costs billed to specific tenants) of the Building and Project;

          (D) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to alarm service, security service, access control, landscaping, window cleaning, pest control, elevator maintenance and janitorial service;

          (E) the cost of repairs and general maintenance, excluding (y) repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties, and (z) alterations attributable solely to tenants of the Building;

          (F) amortization (at an interest rate of 8% per annum) of the cost of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements or maintaining the quality of the Building over the useful life of such item;

          (G) the cost of all insurance relating to the Project, including, but not limited to, the cost of property insurance, casualty, rental loss and liability insurance applicable to the Project and Landlord's personal property used in connection therewith and the cost of commercially reasonable deductibles paid on claims made by Landlord;

          (H) Landlord's and/or Landlord's managing agent's reasonable accounting and audit costs and attorneys' fees applicable to the Project;

          (I) all property management fees for the Project, provided that such fees shall not exceed three percent (3%) of gross receipts for the Project; and

          (J) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they are imposed by taxing districts or authorities currently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments, assessed against or attributable to the Project or its operation, excluding, however, (i) federal and state taxes on income, death taxes,
---------  -------
franchise taxes and any taxes imposed or measured on or by the income of Landlord from the operation of the Project, (ii) transfer taxes or fees imposed in connection with any change of ownership of the Project together with the reasonable cost (including attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, and all of Landlord's administrative costs in relation to the foregoing ("Real Estate Taxes"); provided, however, that if at
                            -----------------    --------  -------
any time during the Term the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be changed and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Real Estate Taxes to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax, (iii) any environment assessments, charges or liens arising in connection with the remediation of Hazardous Materials from the Project, the causation of which arose prior to the Commencement Date or was caused by Landlord, its agents, employees or contractors or any tenant of the Project (other than Tenant or its sublessees or assignees), (iv) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Project other than Tenant's Work, including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans or (v) reserves for future taxes.

     Notwithstanding the foregoing provisions of this Section 3.2(a)(ii),
                                                      ------------------
Operating Expenses shall not include any of the following:

     (A) legal fees, brokerage commissions, advertising costs or related expenses in connection with the leasing of the Project and/or administration of Landlord's ownership entity;

     (B) except as allowable under Section 3.2(a)(ii)(F), capital repairs,
                                   ---------------------
alterations, additions, improvements or replacements connected with or arising from the renovation of the Project or any repairs or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Project or Commons Areas;

     (C) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord in connection with the Project or Common Areas (except for commercially reasonable deductibles);

     (D) expenses for repair or replacement paid by condemnation awards;

     (E) costs associated with damage or repairs to the Project or the Common Areas necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors or invitees;

     (F) increases in insurance premiums over those in effect on the Commencement Date to the extent any other tenant causes Landlord's insurance premiums to increase or obligates Landlord to purchase additional insurance;

     (G) reserves for Landlord's repair, replacement or improvement of the Project or any portion thereof;

     (H) charitable or political contributions or fees paid to trade associates;

     (I) Landlord's general overhead expenses not related to the Project or Common Areas;

     (J) all principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust encumbering the Project and all rental and other payables due under any ground or underlying lease;

     (K) legal fees, accountant fees and other expenses incurred in disputes with other tenants or occupants of the Project or associated with the enforcement of any other leases or defense of Landlord's title to or interest in the Project or any part thereof;

     (L) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting, expanding or altering space for other tenants or other occupants of vacant space in the Project;

     (M) any costs, fines, or penalties incurred due to violations by Landlord or any tenant of the Project (other than Tenant) of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's gross negligence or willful misconduct;

     (N) payments for rented equipment, the cost of which equipment would be a capital expenditure if such equipment were purchased by Landlord;

     (O) the cost of any special service provided to Tenant or other occupants of the Project for which Landlord is entitled, pursuant to the terms of leases, to be reimbursed;
     (P) the costs of major repairs and/or replacements of the roof, foundation, and structural supports of the Premises unless such costs are amortized over the useful life of the item;

     (Q) any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arm's length competitive prices paid in Fairfax County, Virginia for similar services or goods; and

     (R) costs of acquisition of sculpture or other objects of art for the Project.

     Operating Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its reasonable efforts in good faith to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Landlord or an affiliate of Landlord.

     Landlord agrees that, upon Tenant's request from time to time, Landlord shall confer with Tenant to consider mutually acceptable ways to minimize or reduce Operating Expenses.

          (iii)  "Adjustment Period" means each calendar year occurring during
                  -----------------
the Term beginning with calendar year 2001, which shall be the first Adjustment Period.

          (iv) "Tenant's Pro Rata Share" means the percentage calculated by
                -----------------------
dividing the rentable area of the Premises (numerator) by the rentable area of the Building (denominator), and expressing the fraction as a percentage.

     (b) Gross-Up Adjustment.  If the Building is less than fully occupied or if
         -------------------
standard Landlord services are not provided to the entire Building during the Base Year or any Adjustment Period, then Operating Expenses for the Base Year or such Adjustment Period shall be "grossed up" by Landlord to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Base Year or Adjustment Period if the Building was one hundred percent (100%) occupied and receiving building standard Landlord services during the Base Year or Adjustment Period, as determined under generally accepted accounting principles consistently applied.

     (c) Payment by Tenant.  If the Operating Expenses for any Adjustment Period
         -----------------
exceed the Base Operating Expenses (any such excess being known collectively as the "Expense Increase"), then Tenant agrees to pay Landlord as additional rent
     ----------------
(the "Additional Rent") Tenant's Pro Rata Share of the Expense Increase;
      ---------------
provided, however, that notwithstanding any other provision of this Lease to the
--------  -------
contrary, no such payment with respect to excess Operating Expenses shall be due from Tenant during the first twelve (12) months commencing with the Commencement Date.

     (d)  Manner of Payment.
          -----------------

          (i) Landlord shall give Tenant notice of Landlord's estimate of amounts payable under this Section 3.2 for each Adjustment Period based upon
                           -----------
generally accepted accounting principles consistently applied. By the first day of each month during the Adjustment Period, Tenant shall pay Landlord one-twelfth (1/12th) of the estimated amount. If for any reason the estimate is not given before the Adjustment Period begins, Tenant shall continue to pay on the basis of the previous year's estimate, if any, until the month after the new estimate is given.

          (ii) Within one hundred twenty (120) days after each Adjustment Period ends, or as soon thereafter as reasonably practical, Landlord shall give Tenant a statement (the "Statement"), in reasonable detail as to line items, showing
                  ---------
the: (A) actual Operating Expenses for the Adjustment Period; (B) Base Operating Expenses; (C) the Expense Increase for the Adjustment Period; (D) the amount of Tenant's Pro Rata Share of the Expense Increase; (E) the amount, if any, paid by Tenant during the Adjustment Period towards the Expense Increase; and (F) the amount Tenant owes towards the Expense Increase or the amount Landlord owes as a refund. Delay by Landlord in providing to Tenant any Statement shall not relieve Tenant from the obligation to pay any Expense Increase upon the rendering of such Statements nor shall it relieve Landlord from paying any refund if so due.

          (iii) If the Statement shows that the actual amount Tenant owes for the Adjustment Period is less than any estimated Expense Increase paid by Tenant during the Adjustment Period, Landlord shall return the difference (the

"Overpayment").  If the Statement shows that the actual amount Tenant owes is
------------
more than any estimated Expense Increase paid by Tenant during the Adjustment Period, Tenant shall pay the difference (the "Underpayment"). The Overpayment
                                              ------------
or Underpayment shall be paid within thirty (30) days after the Statement is delivered to Tenant.

          (iv) During any Adjustment Period in which this Lease is not in effect for a complete calendar year, unless it was ended due to Tenant's default, Tenant's obligation for Additional Rent for those Adjustment Periods shall be prorated by multiplying the Additional Rent for the Adjustment Period by a fraction expressed as a percentage, the numerator of which is the number of days of the Adjustment Period included in the Term and the denominator of which is 365.

     Section 3.3  Security.  (a)  Tenant has delivered to Landlord, as security
                  --------
for the performance of Tenant's obligations under this Lease, either (i) the sum of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) by good check (the "Security Deposit"), (ii) an unconditional, irrevocable letter of
            ----------------
credit in the amount of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) in a form satisfactory to Landlord, issued by a New York Clearinghouse member bank, including First Union National Bank, or a bank reasonably satisfactory to Landlord and available for presentation in the Borough of Manhattan in New York, New York ("Letter of Credit") or (iii) a
                                             ----------------
Security Deposit and a Letter of Credit, the sum of which equals One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00; such amount whether in the form of a Security Deposit or Letter of Credit or both being herein referred to as the "Initial Amount"). The Letter of Credit shall either (i) expire on the
        --------------
date which is sixty (60) days after the expiration or earlier termination of this Lease (the "LC Date") or (ii) be automatically self-renewing until the LC
                 -------
Date. If Landlord, at any time during the Term, is not reasonably satisfied with the bank issuing the Letter of Credit, it may so notify Tenant, and Tenant, within ten (10) business days after receipt of such notice, shall replace the Letter of Credit then held by Landlord with a substitute letter of credit (the

"Substitute Letter of Credit") issued by a New York Clearinghouse member bank
----------------------------
(or other bank reasonably acceptable to Landlord) which satisfies the terms of this Section 3.3(a). If the Letter of Credit or any replacement Letter of
     --------------
Credit has an expiration date or is otherwise scheduled to terminate prior to the LC Date, then at least thirty (30) days prior to such expiration or termination date, Tenant shall deliver to Landlord a replacement Letter of Credit issued by the issuing bank of the then current Letter of Credit, or a bank reasonably satisfactory to Landlord, available for presentation in the Borough of Manhattan in New York, New York, in substantially the same form as the original Letter of Credit, and in the amount provided for herein. If Tenant shall not have provided such replacement Letter of Credit by the date which is thirty (30) days prior to the expiration or other scheduled termination of the then current Letter of Credit, then Landlord shall have the right to draw down the full amount the then current Letter of Credit, at which time the amount so drawn shall become the Security Deposit.

     (b) On the third (3rd) anniversary of the Commencement Date, the Initial Amount shall be reduced to an amount equal to Nine Hundred Twenty Thousand and No/100 Dollars ($920,000.00), provided that no default shall then be continuing
                              --------
and any amounts drawn by Landlord upon the Security Deposit or the Letter of Credit have been replaced by Tenant. On the fourth (4th) anniversary of the Commencement Date, the amount of the Security Deposit or Letter of Credit or both, as applicable, shall then be reduced to an amount equal to Two Hundred Forty Thousand and No/100 Dollars ($240,000.00), provided that no default shall
                                                 --------
then be continuing and any amounts drawn by Landlord upon the Security Deposit or the Letter of Credit have been replaced by Tenant.

     (c) On or before the LC Date: (i) if there shall be no uncured defaults hereunder, Landlord shall return to Tenant the Security Deposit or Letter of Credit or Substitute Letter of Credit then held by Landlord or (ii) if Landlord shall have drawn upon such Security Deposit or Letter of Credit or Substitute Letter of Credit to remedy defaults by Tenant in the payment or performance of any of Tenant's obligations under this Lease, Landlord shall return to Tenant that portion, if any, of such Security Deposit or of the proceeds of the Letter of Credit or Substitute Letter of Credit remaining in Landlord's possession, which has not been applied to remedy, and will not be required to remedy, any Tenant default. If Landlord shall have so drawn upon the Security Deposit or the Letter of Credit, Tenant shall, upon written demand made prior to the LC Date, deposit with Landlord, or cause the Letter of Credit to be increased by, a sum equal to the amount so drawn by Landlord.

     Section 3.4  Tenant's Review Right.  Following Tenant's receipt of the
                  ---------------------
annual Statement for any Lease Year until ninety (90) days thereafter, Tenant shall have the right to dispute items on such Statement. In such event, Landlord and Tenant will consult in a good faith effort to resolve the dispute within thirty (30) days after Landlord receives notice of such dispute. In the event that such consultations within such thirty (30) day period do not resolve the matter, Tenant shall be entitled, provided that Tenant shall have paid to Landlord the amounts shown thereon as due from Tenant, to have an independent certified public accounting firm hired by Tenant and reasonably approved by Landlord review the books, receipts and records pertaining to such disputed items for such Lease Year. Tenant shall have the right to make copies of such books, receipts and records. The results of any such review shall be provided simultaneously to Landlord and Tenant by the accounting firm and shall be binding upon Landlord and Tenant and, in the event that any such review reveals a net underpayment or overpayment with respect to Operating Expenses and/or the Expense Increase, the applicable party shall pay to the other, within ten (10) business days following demand therefor, the amount necessary to effect the appropriate adjustments. In the event an overpayment exceeds 7%, Landlord shall pay the costs of the accounting firm's review, not to exceed $2,500.00. No more than one such review may be conducted with respect to any Lease Year. Tenant shall keep all information gained in connection with any review or inspection of Landlord's records, and all information contained in any annual Statement, confidential and shall not disclose it to third parties except to carry out the purposes of this Section and except as required by law; provided, however, that
                                                        --------  -------
Tenant may disclose such information to the extent reasonably needed in connection with financing arrangements or assignments of Tenant's interests in the Premises so long as Tenant takes reasonable steps to assure that the applicable lender or proposed assignee keeps such information confidential.

                                  ARTICLE IV.

Section 4.1  Services.
             --------

     (a)  Services Provided.  Landlord shall furnish to Tenant while Tenant is
          -----------------
occupying the Premises:

          (i) Hot and cold domestic water in common use restrooms and toilets in locations provided for general use and as reasonably deemed by Landlord to be in keeping with the Project standards.

          (ii) Heating and air conditioning in season from 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday ("Business
                                                                       --------
Hours"), excluding
-----
the hereinafter defined Holidays, subject to curtailment as required by governmental laws, rules or regulations, in such amounts as are considered by Landlord to be standard, but such service at times during weekdays other than the hours stated above, and on Saturdays, Sundays and Holidays, shall be furnished only upon request of Tenant, and for such service Tenant shall pay Landlord upon demand an amount equal to Landlord's actual costs at that time of providing such service.

          (iii) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

          (iv) Janitor service on a five (5) day week basis in a manner considered by Landlord to be standard for similar projects in the area and as described in Exhibit H attached hereto; provided, however, if Tenant's floor
             ---------                  --------  -------
coverings or other improvements require special care, Tenant shall pay the additional cleaning cost attributable thereto.

          (v) Access control for the Project comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated multi-tenant office buildings in the vicinity; provided, however, Landlord shall have no responsibility to prevent, and shall
--------  -------
not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability for such losses, damage or injury.

          (vi) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of similar voltage electrical consumption (120/220 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed four and one-half (4.50) watts per square foot of rentable area; and (ii) lighting and equipment of high voltage electrical consumption (277/480 volts), provided that the total rated electrical design load for said lighting and equipment of high electrical voltage shall not exceed two (2.00) watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building standard rated electrical design load"). Tenant shall be allocated Tenant's pro rata share of the Building standard circuits provided on the floor(s) Tenant occupies.

     Should Tenant's fully connected electrical design load exceed the Building standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, Landlord will (at Tenant's expense) install one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer, space for which has been provided in the base building electrical closets based on a maximum of two (2) such additional panels per floor for all tenants on the floor (which additional panels and transformers shall be hereinafter referred to as the "additional electrical equipment"). If the additional electrical equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment.

     The design and installation of any additional electrical equipment (or related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

     If any of Tenant's electrical equipment requires conditioned air in excess of Building standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

     If Tenant requires that certain areas within the Premises must operate in excess of the Business Hours set forth above, the electrical service to such areas shall be separately circuited and metered such that Tenant shall be billed the actual costs associated with electricity consumed during hours other than the Business Hours. Without limiting the foregoing, Tenant shall arrange to have its network and/or telecommunications operating center separately circuited and metered as aforesaid.

          (vii) All fluorescent bulb and ballast replacement for Building standard lighting in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas and stairwells.

          (viii) Nonexclusive operatorless passenger elevator service to the Premises twenty-four (24) hours per day; provided, that Landlord may reasonably limit the number of elevators in operation on weekdays after the Business Hours.

     (b) Cessation of Services.  To the extent the services described in Section
         ---------------------                                           -------
4.1(a) of this Lease require electricity, gas and water supplied by public
------
utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish the same. Failure by Landlord to furnish the services described in this Section 4.1 to any extent, or any cessation thereof, shall
                  -----------
not, unless such failure was caused by the gross negligence or willful misconduct of Landlord or of Landlord's employees, agents and contractors, (i) render Landlord in default hereunder or liable in any respect for damages to either person or property, or (ii) be construed as an eviction of Tenant, or
(iii) work an abatement of Rent, or (iv) relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery break down, cease to function properly for any cause other than the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors or be intentionally turned off for testing or maintenance purposes, Tenant shall have no claim for abatement or reduction of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use diligent efforts
                     --------  -------
to repair said equipment or machinery and to restore said services and Tenant's rent shall abate after five (5) consecutive business days of such cessation of services for the duration of the cessation so long as the Premises are not and cannot reasonably be used for the conduct of Tenant's business operation and are not being so used by Tenant.

     (c) Holidays.  The following dates shall collectively be known as
         --------
"Holidays" and individually known as a "Holiday":  New Year's Day; Memorial Day;
 --------                               -------
Independence Day; Labor Day; Thanksgiving Day; Friday following Thanksgiving Day; Christmas Day; any other holiday recognized and taken by tenants occupying at least one-half (1/2) of the rentable area of office space of the Building and any other holiday recognized and taken by any unions which service the Building in any manner. If in the case of any Holiday, a different day shall be observed than the respective day above described, then that day which constitutes the day observed by national banks in the city or proximate area in which the Building is located, on account of such Holiday, shall constitute the Holiday under this Lease.

     Section 4.2  Keys and Locks.  Subject to the terms and provisions of this
                  --------------
Lease, Tenant shall have access to the Premises 24 hours a day, 7 days a week. Landlord shall initially furnish Tenant with [five hundred thirty-one (531)] card keys or keys, respectively, for the building entrance and for the standard corridor doors serving the Premises. Additional keys will be furnished by Landlord upon an order signed by Tenant and at Tenant's expense. All such keys shall remain the property of Landlord. Without the prior written consent of Landlord, no additional locks shall be allowed on any door of the Premises, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination or expiration of this Lease or a termination of possession of the Premises by Tenant, Tenant shall surrender to Landlord all keys to any locks on doors entering or within the Premises. Landlord shall also provide card-key controlled access (or other similar access control device or mechanism as Landlord may from time to time elect to provide) intended to limit the general public's access to the Building during other than Business Hours. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for any loss, damage or injury of any kind or nature caused by or as a result of the presence of any unauthorized person in the

Premises, the Building or the Project, including without limitation any loss, damage or injury due to theft, burglary or other criminal conduct by any person, nor shall Landlord be required to insure against any such loss, damage or injury

     Section 4.3  Graphics and Building Directory.  Landlord shall provide and
                  -------------------------------
install, at Tenant's expense, all letters or numerals at the entrance to the Premises, and a strip containing a listing of Tenant's name on the Building directory board to be placed in the main lobby of the Building. All such letters and numerals shall be in Building standard graphics. Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or installed by Tenant on the exterior of, or which may be visible from outside, the Premises, unless approved in writing by Landlord. Additionally, Landlord agrees to provide to Tenant, at Tenant's sole cost and expense, prominent and exclusive signage (subject however to the provisions of Section 5.2) at or about the top of the Building to the maximum size permitted under the signage provisions of the Fairfax County Zoning Ordinance and any other applicable laws or covenants. The design, size, placement, style, lighting, colors and materials of such sign shall require Landlord's prior approval, which approval will not be unreasonably withheld, conditioned or delayed, and will be subject further to Tenant's obtaining approval from the Dulles Tech Center association and applicable governmental authorities. Upon the expiration or earlier termination of this Lease, Tenant shall remove all such signage and/or graphics and repair any and all damage caused by or resulting from the installation, maintenance, operation and/or removal of such signage or graphics at Tenant's sole cost and expense. Tenant's proposed signage is attached hereto as Exhibit G, and Landlord approves such signage, subject to Tenant's obtaining the other approvals and permits referred to hereinabove.

                                   ARTICLE V.

     Section 5.1  Occupancy of Premises.  Tenant shall throughout the Term of
                  ---------------------
this Lease, at its own expense, maintain the Premises and all improvements thereon and keep them free from waste, damage or nuisance, and shall deliver up the Premises in a clean and sanitary condition at the expiration or termination of this Lease or the termination of Tenant's right to occupy the Premises by Tenant, in good repair and condition, reasonable wear and tear excepted. In the event Tenant should neglect to maintain and/or return the Premises in such manner at any time, Landlord shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs therefor shall be payable by Tenant to Landlord within ten (10) days of demand therefor by Landlord. Upon the expiration or termination of this Lease or the termination of Tenant's right to occupy the Premises by Tenant, Landlord shall have the right to reenter and resume possession of the Premises. No act or thing done by Landlord or any of Landlord's agents (hereinafter defined) during the Term of the Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and executed by Landlord. Tenant shall notify Landlord at least ten (10) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repair and restoration of the Premises.

     Section 5.2  Entry for Repairs and Inspection.  Tenant shall permit
                  --------------------------------
Landlord and its agents to enter the Premises (provided Landlord gives Tenant reasonable prior notice and Tenant has the option to have a representative accompanying Landlord during such entry) at all reasonable times to inspect the same; to show the Premises to prospective tenants (within twelve (12) months of the expiration of the term of this Lease), or interested parties such as prospective lenders and purchasers; to exercise its rights under this Lease; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within the time required under this Lease or within a reasonable time after written notice from Landlord, whichever is earlier; to post notices of nonresponsibility and similar notices and "For Sale" signs at any time and to place "For Lease" signs upon or adjacent to the Building or the Premises at any time within twelve (12) months of the expiration of the term of this Lease. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure.

     Section 5.3  Hazardous Materials.
                  -------------------

     (a) As used in this Lease, the term "Hazardous Materials" shall mean and
                                          -------------------
include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively "Environmental Laws") or poses or threatens to pose a hazard to
               ------------------
the health or safety of persons on the Premises or any adjacent property. Landlord represents and warrants that to the best of Landlord's actual knowledge, there are no Hazardous Materials located in, on or under the Building or the Land, and Landlord has received no notices concerning violation of any laws relating to Hazardous Materials with respect to the Building or the Land. If Hazardous Materials are discovered in the Building or on the Land after the Commencement Date and were not caused or permitted by Tenant or Tenant's employees, assignees agents or invitees, then Landlord will be responsible for all costs and expenses associated with regulatory requirements to eliminate any violations of law resulting from such presence and Landlord shall indemnify, defend, and hold Tenant and Tenant's employees, assignees, agents and invitees harmless from any and all claims, costs, liabilities or expenses associated with such Hazardous Materials.

     (b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

     (c) If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of the right set forth in this Section 5.3(c) shall be payable by Tenant upon demand.
     --------------

     (d) Upon reasonable notice to Tenant, Landlord may, at its sole cost and expense unless a violation is discovered, inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     (e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

     (f) Tenant agrees to indemnify and hold harmless Landlord and Landlord's employees, assignees, agents and invitees from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the property in which the Premises are located), liabilities and expenses (including reasonable attorney's fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant's breach of any provision of this Section 5.3.
     -----------

     (g) The provisions of this Section 5.3 shall survive the expiration or
                                -----------
earlier termination of this Lease.

                                  ARTICLE VI.

     Section 6.1  Leasehold Improvements.
                  ----------------------

     (a) Acceptance of Premises.  Tenant has made a complete inspection of the
         ----------------------
Premises and, except as set forth in this Section 6.1 and Exhibit E, shall
                                          -----------     ---------
accept the Premises and the Project in their "AS IS," "WHERE IS," and "WITH ALL FAULTS" condition on the Commencement Date without recourse to Landlord, subject to the terms of Exhibit E attached hereto and hereby made a part hereof. Except
                ---------
as expressly provided in this Lease, Landlord shall have no obligation to furnish, equip or improve the Premises or the Project. The taking of possession of the Premises by Tenant shall be, except as set forth in this Section 6.1 and
                                                                -----------
Exhibit E, conclusive evidence against Tenant that (i) Tenant accepts the
---------
Premises and the Project as being suitable for its intended purpose and in a good and satisfactory condition, (ii) acknowledges that the Premises and the Project comply fully with Landlord's covenants and obligations under this Lease and (iii) waives any defects in the Premises and its appurtenances and in all other parts of the Project. Notwithstanding the foregoing, Landlord agrees that upon the Commencement Date, the Building, its common areas, and all central mechanical, electrical and plumbing systems will be in good working order, condition and repair, and the Building and the Land will be in compliance with all applicable laws in effect at the Commencement Date (subject to Tenant's performance of the Tenant Work). In the event of a material breach of the covenant contained in the preceding sentence, Landlord shall promptly after receipt of written notice from Tenant setting forth the nature and extent of such material breach, rectify same at Landlord's cost and expense, as Tenant's sole remedy therefor. After the Commencement Date, Landlord will be responsible for the costs of compliance with applicable laws with respect to the common areas of the Building and the Land as well as all structural elements of the Building, provided that such costs are not the result of Tenant's use, occupancy, manner of use or occupancy, or the negligence of Tenant.

     (b) Improvements and Alterations.  Tenant shall not make or allow to be
         ----------------------------
made (except as otherwise provided in this Lease) any improvements, alterations or physical additions (including fixtures) in or to the Premises or the Project, without first obtaining the written consent of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (except in the case of structural changes or changes to any Building system, in which case Landlord may withhold such approval in its sole discretion), including Landlord's written approval of Tenant's contractor(s) and of the plans, working drawings and specifications relating thereto (none of which shall be unreasonably withheld, conditioned or delayed, except in the case of structural changes or changes to any Building system, in which case Landlord may withhold such approval in its sole discretion). Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any alterations, improvements, modifications or additions to the Premises or the Project shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or alterations, improvements, modifications or additions to which they relate, for any use, purpose or conditions, but such approval shall merely be the consent of Landlord as required hereunder. Except as otherwise expressly provided in Exhibit E attached hereto, any and all furnishing, equipping and improving of or other alteration and addition to the Premises shall be: (i) made at Tenant's sole cost, risk and expense, and Tenant shall pay for Landlord's reasonable costs incurred in connection with and as a result of such alterations or additions; (ii) performed in a good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require; (iii) constructed in accordance with all plans and specifications approved in writing by Landlord prior to the commencement of any such work; (iv) prosecuted diligently and continuously to completion so as to minimize interference with the normal business operations of other tenants in the Building, the performance of Landlord's obligations under this Lease or any mortgage or ground lease covering or affecting all or any part of the Building or the Land and any work being done by contractors engaged by Landlord with respect to or in connection with the Building; and (v) performed by contractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such item.

Tenant shall notify Landlord upon completion of such alterations, improvements, modifications or additions and Landlord shall inspect same for workmanship and compliance with the approved plans and specifications. Tenant and its contractors shall comply with all commercially reasonable requirements Landlord may impose on Tenant or its contractors with respect to such work (including but not limited to, insurance and indemnity requirements), and shall deliver to Landlord a complete copy of the "as-built" or final plans and specifications for all alterations or physical additions so made in or to the Premises within thirty (30) days of completing the work. Tenant shall not place safes, vaults, filing cabinets or systems, libraries or other heavy furniture or equipment within the Premises without Landlord's prior written consent, which approval shall not be unreasonably withheld, conditioned or delayed.

          Notwithstanding the foregoing provisions of this Section 6.1(b),
                                                           --------------
Tenant shall notify Landlord of, but shall not be obligated to obtain Landlord's prior consent for any improvement, alteration or physical addition which costs less than $20,000.00 and does not affect the Building's structure or the Building's HVAC, electrical or plumbing systems.

     (c) Title to Alterations.  All alterations, physical additions,
         --------------------
modifications or improvements in or to the Premises (including fixtures) shall, when made, become the property of Landlord and shall be surrendered to Landlord upon termination or expiration of this Lease or termination of Tenant's right to occupy the Premises, whether by lapse of time or otherwise, without any payment, reimbursement or compensation therefor; provided, however, that (i) Tenant shall
                                        --------  -------
retain title to and shall remove from the Premises movable equipment or furniture owned by Tenant, (ii) Tenant repairs any damage caused by a removal pursuant to Section 6.1(c)(i), and (iii) Tenant returns the Premises to their
            -----------------
condition existing immediately prior to removal (with respect to a removal of an improvement pursuant to Section 6.1(c)(i) only). Notwithstanding any of the
                           -----------------
foregoing to the contrary, Landlord may require Tenant to remove all alterations, additions or improvements to the Premises (including, but not limited to, the network and/or telecommunications operations center) that are other than a standard office buildout in the Reston/Herndon area in which the Building is located, including, without limitation, any cabling or other computer, satellite or telecommunications equipment or hardware, whether or not such alterations, additions, or improvements are located in the Premises upon the expiration or earlier termination of this Lease or the termination of Tenant's right to possession of the Premises and restore the same to Building standard condition, reasonable wear and tear excepted. If Tenant fails to remove any movable equipment or furniture or any alterations, additions or improvements so required hereunder to be removed, then Landlord may remove such items, at Tenant's sole cost and expense. The rights conferred to Landlord under this Section 6.1(c) shall be in addition to (and not in conflict with) any
           --------------
other rights conferred on Landlord by this Lease, in equity or at law. Notwithstanding the foregoing provisions of this Section 6.1(c), Tenant shall
                                                 --------------
not be required to remove any addition, modification or improvement to the Premises unless Landlord informs Tenant in writing, either at the time Landlord gives its consent to such addition, modification or improvement or within ten
(10) business days of Tenant's written request for an addition, modification or improvement which does not require Landlord's consent, that it will have to remove such addition, modification or improvement at the expiration or earlier termination of this Lease.

     (d) Personal Property Taxes; Sales, Use and Excise Taxes.  Tenant shall be
         ----------------------------------------------------
responsible for and shall pay ad valorem taxes and other taxes, assessments or charges levied upon or applicable to Tenant's personal property, the value of Tenant's leasehold improvements in the Premises in excess of Building standard (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the taxes assessed on the Project to give effect to this Section 6.l(d)) and all license fees and
                                   --------------
other fees or charges imposed on the business conducted by Tenant on the Premises before such taxes, assessments, charges or fees become delinquent. Tenant shall also pay to Landlord with all Rent due and owing under this Lease an amount equal to any sales, rental, excise and use taxes levied, imposed or assessed by the State or any political subdivision thereof or other taxing authority upon any amounts classified as Rent.

     Section 6.2  Repairs by Landlord.  All repairs, alterations or additions
                  -------------------
that affect the Project's structural components shall be made by Landlord or its contractors only, and, in the case of any damage to such components or systems caused the negligence or willful misconduct of Tenant or Tenant's agents, shall be paid for by Tenant in an amount equal to Landlord's costs plus twelve percent (12%) as an overhead expense. Unless otherwise provided herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the leasehold improvements located in the Premises during the Term, except such repairs as Landlord deems necessary for normal maintenance operations of the Building.

     Section 6.3  Repairs by Tenant.  Subject to Section 6.2 of this Lease,
                  -----------------              -----------
Tenant shall be responsible, at its own cost and expense, for all repair or replacement of any damage to the leasehold improvements in the Premises (unless such damage is caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors), together with any damage to the Project or any part thereof caused by Tenant or any of Tenant's agents. Except insofar as Landlord is expressly obligated under this Lease to maintain and repair the Building, in addition to the maintenance and repair obligations of Tenant otherwise expressly set forth in this Lease, Tenant is also obligated to perform, at Tenant's own cost and expense and risk, all other maintenance and repairs necessary or appropriate to cause the Premises to be maintained in good condition and suitable for Tenant's intended commercial purpose reasonable wear and tear excepted.

     Section 6.4  Liens.  Tenant shall keep the Premises and the Building free
                  -----
from any liens, including but not limited to liens filed against the Premises by any governmental agency, authority or organization, arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense associated with any lien caused by Tenant. Tenant shall cause any lien imposed as a result of Tenant's actions or inaction to be released of record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien, at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including reasonable attorneys' fees and costs, shall be deemed Additional Rent. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or of any interest of Landlord in the Premises.

     Section 6.5  Indemnification.  Tenant shall defend, indemnify and hold
                  ---------------
harmless Landlord, its agents, employees, officers, directors, partners and shareholders ("Landlord's Related Parties") from and against any and all
               --------------------------
liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of, Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This indemnification shall survive termination or expiration of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

     Landlord shall indemnify, defend and hold harmless Tenant as well as Tenant's employees, agents and invitees ("Tenant's Related Parties") from and
                                          ------------------------
against all liability, claims, losses and expenses (i) resulting from the negligent acts, omissions or willful misconduct of Landlord or Landlord's Related Parties in connection with Landlord's or Landlord's Related Parties' activities in, on or about the Project except to the extent that such liability or claim is for damage to Tenant's personal property, fixtures or furniture in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease) and (ii) Landlord's breach of this Lease. This provision shall not be construed to make Landlord responsible for any losses, liabilities, damages or expenses resulting from injuries or damage caused by the negligence or willful misconduct of Tenant, or its officers, contractors, licensees, agents, employees or invitees.

                                  ARTICLE VII.

     Section 7.1  Condemnation.
                  ------------

     (a)  Total Taking.  In the event of a taking or damage related to the
          ------------
exercise of the power of eminent domain, by any agency, authority, public utility, person, corporation or entity empowered to condemn property (including without limitation a voluntary conveyance by Landlord in lieu of such taking or condemnation) (individually, a "Taking") of (i) the entire Premises, (ii) so
                                ------
much of the Premises as to prevent or substantially impair its use by Tenant during the Term of this Lease or (iii) portions of the Building or Project required for reasonable access to, or reasonable use of, the Premises including, without limitation, material portions of the parking areas (individually, a

"Total Taking"), the rights of Tenant under this Lease and the leasehold estate
-------------
of Tenant in and to the Premises shall cease and terminate as of the date upon which title to the property taken passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor ("Date of Taking").
                         --------------

     (b) Partial Taking.  In the event of a Taking of only a part of the
         --------------
Premises or of a part of the Project which does not constitute a Total Taking during the Term of this Lease (individually, a "Partial Taking"), the rights of
                                                --------------
Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property taken shall cease and terminate as of the Date of Taking, and an adjustment to the Rent shall be made based upon the reduced area of the Premises.

     (c) Termination by Landlord.  In the event of a Taking of the Building
         -----------------------
(other than the Premises) such that, in Landlord's reasonable opinion, the Building cannot be restored in a manner that makes its continued operation practically or economically feasible, Landlord may terminate this Lease by giving notice to Tenant within ninety (90) days after the date notice of such Taking is received by Landlord.

     (d) Rent Adjustment.  If this Lease is terminated pursuant to this Section
         ---------------                                                -------
7.1, Landlord shall refund to Tenant any prepaid unaccrued Rent and any other
---
sums due and owing to Tenant (less any sums then due and owing Landlord by Tenant), and Tenant shall pay to Landlord any remaining sums due and owing Landlord under this Lease, each prorated as of the Date of Taking where applicable.

     (e) Repair.  If this Lease is not terminated as provided for in this
         ------
Section 7.1, then Landlord at its expense shall promptly repair and restore the
-----------
Building, Project and/or the Premises to approximately the same condition that existed at the time Tenant entered into possession of the Premises, wear and tear excepted (and Landlord shall have no obligation to repair or restore Tenant's improvements to the Premises or Tenant's Property), except for the part taken, so as to render the Building or Project as complete an architectural unit as practical, but only to the extent of the condemnation award received by Landlord for the damage.

     (f) Awards and Damages.  Except as expressly provided below, Landlord
         ------------------
reserves all rights to damages and awards paid because of any Partial or Total Taking of the Premises or the Project. So long as it does not reduce the amount of the award payable to Landlord, Tenant (i) shall be entitled to receive any amount attributable to any excess of the market value of the Premises for the remainder of the Term over the present value as of the Expiration Date of the rent payable for the remainder of the Term and (ii) shall have the right to make a separate claim in any condemnation proceeding for the taking of the unamortized or undepreciated value of the improvements and alterations owned by Tenant which Tenant may remove at the expiration or earlier termination of this Lease, reasonable removal and relocation costs for any improvements Tenant has the right to remove and elects to remove, relocation costs, the claim for which Tenant may pursue by separate action independent of this Lease and any other amount. Tenant shall have the right to negotiate directly with the condemnor for the recovery of the portion of the award that Tenant is entitled to under subsection (ii) above. Further, Tenant shall not make claims against Landlord or the condemning authority for damages. If a temporary taking of part of the Premises or a portion of the Project which prevents Tenant's use or occupancy of all or a material portion of the Premises occurs through (a) the exercise of any government power (by legal proceedings or otherwise) by condemnor or (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of exercise of eminent domain by a condemnor or while legal proceedings for condemnation are pending, Rent shall abate during the time of such taking in proportion to the portion of the Premises taken. The entire award relating to the temporary taking shall be and remain the property of Landlord. Tenant irrevocably assigns and transfers to Landlord all rights to and interest in such award and fully releases and relinquishes any claim to, right to make a claim on, and any other interest in the award.

     Section 7.2  Force Majeure.  Neither Landlord nor Tenant shall be required
                  -------------
to perform any term, provision, agreement, condition or covenant in this Lease (other than the obligations of Tenant to pay Rent as provided herein) so long as such performance is delayed or prevented by "Force Majeure", which shall mean
                                             -------------
acts of God, strikes, injunctions, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, fire, theft, public enemy, insurrection, war, court order, requisition or order of governmental body or authority, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Neither Landlord nor any mortgagee shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by any Force Majeure, or for any damage or inconvenience which may arise through repair or alteration of any part of the Project as a result of any Force Majeure.


     Section 7.3  Fire or Other Casualty Damage.
                  -----------------------------

     (a) Damage.  If any portion of the Premises shall be destroyed or damaged
         ------
by fire or any other casualty, Tenant shall immediately give notice thereof to
Landlord.   Within thirty (30) days of the date of Tenant's notice, Landlord shall provide Tenant with a reasonable written estimate, calculated in good faith, of the number of days that it will take to restore the Building and/or Premises (the "Restoration Estimate"). If the Restoration Estimate is greater
               --------------------
than 180 days, both Landlord and Tenant shall have the right to terminate this Lease by giving 30 days written notice to the other. If the Restoration Estimate is less than 180 days, Landlord shall promptly commence and diligently pursue through completion the restoration of the Building and/or Premises and this Lease shall continue in full force and effect. If, however, the cost of the restoration exceeds the insurance proceeds Landlord reasonably expects to receive due to the casualty (provided, however, that the insurance required to
                             --------  -------
be carried by Landlord by this Lease was in effect on the date of the casualty) or Landlord's lender demands that such insurance proceeds be paid to it, Landlord may terminate the Lease, subject to Tenant's right to propose keeping the Lease in effect by Tenant's paying for the restoration. If Tenant elects to do so, Tenant shall notify Landlord within ten (10) business days of receiving Landlord's notice of termination of the Lease, and the parties shall engage in good faith negotiations to determine the terms of Tenant's election to pay for the restoration; provided, however, that if the parties do not reach agreement
                 --------  -------
to keep this Lease in effect within ten (10) business days after Tenant delivers such written notice to Landlord, then this Lease shall terminate as of the date set forth in Landlord's notice of termination. Following a casualty, Tenant's obligation to pay Rent shall be abated in proportion to the interference caused to its use and occupation of the Premises provided that Tenant no longer occupies or uses such affected Premises for the active conduct of its business.

     Notwithstanding the terms of the foregoing paragraph, if the casualty occurs in the last year of the Term (unless Tenant shall have renewed this Lease as provided herein) and materially affects Tenant's use or occupation of the Premises (i.e., more than 25% of the Premises has been damaged, or the cost to repair is reasonably estimated by Landlord to exceed $250,000), either Landlord or Tenant may elect to terminate this Lease by giving the other party 30 days prior written notice. Notwithstanding the provisions of the immediately preceding paragraph to the contrary, if Landlord elects to terminate this Lease as a result of such casualty occurring in the last year of the Term (unless Tenant shall have renewed this Lease as provided herein), Tenant shall not have the right to keep this Lease in effect by paying for the restoration.

     (b) Repair.  Landlord shall use reasonable efforts to give Tenant written
         ------
notice of its decisions, estimates or elections under this Section 7.3 within
                                                           -----------
thirty (30) days after any such damage or destruction. If Landlord is obligated to repair and restore the Premises or other portion of the Project, this Lease shall continue in full force and effect, and the repairs will be made as promptly as is commercially reasonable (not to exceed 120 days from the date of the Restoration Estimate, subject to the provisions of Section 7.2 of this
                                                       -----------
Lease. Should the repairs, despite Landlord's use of commercially reasonable efforts, not be completed within that period, both Landlord and Tenant shall each have the option of terminating this Lease by written letter of termination. If this Lease is terminated as herein permitted, Landlord shall refund to Tenant any prepaid Rent (unaccrued as of the date of damage or destruction) and any other sums due and owing by Landlord to Tenant (less any sums then due and owing Landlord by Tenant) and any remaining sums due and owing by Tenant to Landlord shall be paid to Landlord. If Landlord has elected to repair and reconstruct the Premises or other portion of the Project to the extent stated above, the Term will be extended for a time equal to the period from the occurrence of such damage to the completion of such repair and reconstruction. If Landlord elects to rebuild the Premises or other portion of the Project, Landlord shall only be obligated to restore or rebuild the Premises or other portion of the Project to approximately the same condition as existed at the time Tenant entered into possession of the Premises, wear and tear excepted and not be required to rebuild, repair or replace any part of Tenant's Property or Tenant's leasehold improvements. Notwithstanding anything contained in this Lease to the contrary, if Landlord shall elect to repair and restore the Premises or other portion of the Project pursuant to this Section 7.3, in no event shall Landlord be required
                             -----------
to expend under this Article VII any amount in excess of the proceeds actually
                     -----------
received from the insurance carried by Landlord pursuant to Section 7.4(a) of
                                                            --------------
this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or destruction or the disregard of the repair thereof.

     (c) Negligence of Tenant.  Notwithstanding the provisions of Sections
         --------------------                                     --------
7.3(a) and 7.3(b) of this Lease, if the Premises, the Project or any portion
-----------------
thereof, are damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, the Rent under this Lease will not be abated during the repair of that damage, and Tenant will be liable to Landlord for the cost and expense of the repair and restoration of the Premises, the Project or any part thereof, caused thereby to the extent that cost and expense is not covered by insurance proceeds (including without limitation the amount of any insurance deductible).

     Section 7.4  Insurance.
                  ---------

     (a) Landlord shall maintain, or cause to be maintained, standard fire and extended coverage insurance on the Buildings and Building standard tenant improvements (excluding leasehold improvements by Tenant in excess of Building standard and Tenant's Property) in amounts considered by Landlord to be reasonable and customary. The insurance required to be obtained by Landlord may be obtained by Landlord through blanket or master policies insuring other entities or properties owned or controlled by Landlord.

     (b) Tenant shall, at its sole cost and expense, procure and maintain during the Term of this Lease (and during any period prior to the Commencement Date in which Tenant is performing work in any portion of the Building) all such policies of insurance as Landlord may require, including without limitation commercial general liability insurance (including personal injury liability, premises/operation, property damage, independent contractors) in amounts of not less than a combined single limit of $5,000,000; comprehensive automobile liability insurance; business interruption insurance for a period of at least twelve (12) months; contractual liability insurance; property insurance with respect to Tenant's Property, and all leasehold improvements, alterations and additions in excess of Building standard, to be written on an "all risk" basis for full replacement cost; worker's compensation and employer's liability insurance; and comprehensive catastrophe liability insurance; all maintained with companies, on forms and in such amounts as Landlord may, from time to time, reasonably require and endorsed to include Landlord as an additional insured (on all but the workers compensation coverage), with the premiums fully paid on or before the due dates. The insurer must be licensed to do business in the state in which the Building is located. Tenant, and not Landlord, will be liable for any costs or damages in excess of the statutory limit for which Tenant would, in the absence of worker's compensation, be liable. In the event that Tenant fails to take out or maintain any policy required by this Section 7.4 to be maintained by Tenant, such failure
                            -----------
shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by such policy, notwithstanding that such loss may have been proximately caused solely or partially by the negligence or willful misconduct of Landlord or any of Landlord's Related Parties. If Tenant does not procure insurance as required, Landlord may, upon advance written notice to Tenant, cause this insurance to be issued and Tenant shall pay to Landlord the premium for such insurance within ten (10) days of Landlord's demand, plus interest at the past due rate provided for in Section 3.1(c) of this Lease until repaid by Tenant.
       --------------
All policies of insurance required to be maintained by Tenant shall specifically provide that Landlord shall be given at least thirty (30) days' prior written notice of any cancellation or nonrenewal of any such policy. A certificate evidencing each such policy shall be deposited with Landlord by Tenant on or before the Commencement Date, and a replacement certificate evidencing each subsequent policy shall be deposited with Landlord at least thirty (30) days prior to the expiration of the preceding such policy. All insurance policies obtained by Tenant shall be written as primary policies (primary over any insurance carried by Landlord), not contributing with and not in excess of coverage which Landlord may carry, if any.

     Section 7.5  Waiver of Subrogation Rights.  Each party hereto waives all
                  ----------------------------
rights of recovery, claims, actions or causes of actions arising in any manner in its (the "Injured Party's") favor and against the other party for loss or damage to the Injured Party's property located within or constituting a part or all of the Project, to the extent the loss or damage: (a) is covered by the Injured Party's insurance; or (b) would have been covered by the insurance the Injured Party is required to carry under this Lease, whichever is greater, regardless of the cause or origin, including the sole, contributory, partial, joint, comparative or concurrent negligence of the other party. This waiver also applies to each party's directors, officers, employees, shareholders, partners, representatives and agents. All insurance carried by either Landlord or Tenant covering the losses and damages described in this Section 7.5 shall provide for such waiver of rights of subrogation by the Injured Party's insurance carrier to the maximum extent that the same is permitted under the laws and regulations governing the writing of insurance within the state in which the Building is located. Both parties hereto are obligated to obtain such a waiver and provide evidence to the other party of such waiver. The waiver set forth in this Section 7.5 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease.

                                 ARTICLE VIII.

     Section 8.1  Default by Tenant.  The occurrence of any one or more of the
                  -----------------
following events shall constitute a default by Tenant under this Lease:

     (a) Tenant shall fail to pay to Landlord any Rent or any other monetary charge due from Tenant hereunder as and when due and payable;

     (b) Tenant breaches or fails to comply with any term, provisions, conditions or covenant of this Lease, other than as described in Section 8.1(a),
                                                                 --------------
or with any of the Building rules and regulations now or hereafter established to govern the operation of the Project;

     (c) A Transfer (hereinafter defined) shall occur, without the prior written approval of Landlord;

     (d) The interest of Tenant under this Lease shall be levied on under execution or other legal process;

     (e) Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations or to reorganize or modify Tenant's capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant and, within thirty (30) days hereafter, Tenant fails to secure a discharge thereof;

     (f) Tenant shall become insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties; or

     (g) Tenant shall abandon the Premises or any substantial portion thereof for any reason other than destruction or condemnation of the Premises.

     Section 8.2  Landlord's Remedies.  Upon occurrence of any default by Tenant
                  -------------------
under this Lease and (i) if the event of default described in Section 8.l(a) is
                                                              --------------
not cured within five (5) days after receipt by Tenant of written notice from Landlord of such default stating the nature of the default; or (ii) the events described in Sections 8.1 (b), (d), (f) and (g) are not cured within thirty (30)
             ----------------  ---  ---     ---
days after receipt by Tenant of written notice stating the nature of the default from Landlord of such default provided that if such default cannot be cured within thirty (30) days after receipt by Tenant of such notice, Tenant shall not be in default hereunder so long as Tenant promptly commences curative action within such thirty (30) day period and thereafter diligently and continuously pursues such cure to completion within ninety (90) days after delivery of such notice (there being no notice and cure period for events of defaults described in Sections 8.1 (c) and (e) except as otherwise set forth herein), the Landlord
   ----------------     ---
shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity by this Lease:

     (a) Continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, Additional Rent and other charges when due.

     (b) Terminate this Lease, and Landlord may forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Premises, (ii) the cost of removing and storing Tenant's or any other occupant's property, (iii) the unpaid Rent and any other sums accrued hereunder at the date of termination, (iv) a sum equal to the amount, if any, by which the present value of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Term, if the terms of this Lease had been fully complied with by Tenant, discounted at five percent (5%) per annum exceeds the total fair market value of the Premises for the balance of the Term (it being the agreement of the parties hereto that Landlord shall receive the benefit of its bargain), (v) the cost of any attempted reletting or reletting and the collection of rent accruing from such reletting, (vi) the cost of any reasonable brokerage fees or commission payable by Landlord in connection with any reletting or attempted reletting,
(vii) any other costs reasonably incurred by Landlord in connection with any such reletting or attempted reletting, (viii) any increase in insurance premiums caused by the vacancy of the Premises and (ix) any other sum of money or damages owed by Tenant to Landlord at law, in equity or hereunder. In the event Landlord shall elect to terminate this Lease, Landlord shall at once have all the rights of reentry upon the Premises, without becoming liable for damages, or guilty of trespass.

     (c) Terminate Tenant's right of occupancy of the Premises and reenter and repossess the Premises by entry, forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, without acceptance of surrender of possession of the Premises, and without becoming liable for damages or guilty of trespass, in which event Landlord may, but shall be under no obligation to, relet the Premises or any part thereof for the account of Tenant (nor shall Landlord be under any obligation to relet the Premises before Landlord relets or leases any other portion of the Project or any other property under the ownership or control of Landlord) for a period equal to or lesser or greater than the remainder of the Term of the Lease on whatever terms and conditions Landlord, at Landlord's sole discretion, deems advisable. Tenant shall be liable for and shall pay to Landlord all Rent payable by Tenant under this Lease (plus interest at the past due rate provided in Section 3.1(c) of this Lease if in arrears) plus an amount
                     --------------
equal to (i) the cost of recovering possession of the Premises, (ii) the cost of removing and storing any of Tenant's or any other occupant's property left on the Premises or the Project after reentry, (iii) the cost of decorations, repairs, changes, alterations and additions to the Premises and the Project,
(iv) the cost of any attempted reletting or reletting and the collection of the rent accruing from such reletting, (v) the cost of any brokerage fees or commissions payable by Landlord in connection with any reletting or attempted reletting, (vi) any other costs incurred by Landlord in connection with any such reletting or attempted reletting, (vii) the cost of any increase in insurance premiums caused by the termination of possession of the Premises, (viii) the amount of any unamortized improvements to the Premises paid for by Landlord, (ix) the amount of any unamortized brokerage commissions or other costs paid by Landlord in connection with the leasing of the Premises and
(x) any other sum of money or damages owed by Tenant to Landlord at law, in equity or hereunder, all reduced by any sums received by Landlord through any reletting of the Premises; provided, however, that in no event shall Tenant be
                           -----------------
entitled to any excess of any sums obtained by reletting over and above Rent provided in this Lease to be paid by Tenant to Landlord. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary. Landlord may file suit to recover any sums falling due under the terms of this Section
                                                                      -------
8.2(c) from time to time,and no delivery to or recovery by Landlord of any
------
portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 8.3(b) of this Lease.
                          --------------

     (d) Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease twelve percent (12%) of such cost to cover overhead plus interest at the past due rate provided in this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. No action taken by Landlord under this Section 8.2(d) shall
                                                          --------------
relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

     (e) Without waiving such default, apply all or any part of any unapplied Prepaid Rent to cure the default or to any damages suffered as a result of the default to the extent of the amount of damages suffered. Tenant shall reimburse Landlord for the amount of such depletion of any Prepaid Rent on demand.

     (f) Change all door locks and other security devices of Tenant at the Premises and/or the Project, and Landlord shall not be required to provide the new key to the Tenant except during Tenant's regular business hours, and only upon the condition that Tenant has cured any and all defaults hereunder and in the case where Tenant owes Rent to the Landlord, reimbursed Landlord for all Rent and other sums due Landlord hereunder. Landlord, on terms and conditions satisfactory to Landlord in its sole discretion, may upon request from Tenant's employees, enter the Premises for the purpose of retrieving therefrom personal property of such employees, provided, Landlord shall have no obligation to do so.

     (g) Exercise any and all other remedies available to Landlord in this Lease, at law or in equity.

     Section 8.3  Waiver of Duty to Relet or Mitigate.  Notwithstanding anything
                  -----------------------------------
contained herein to the contrary, to the full extent permitted under applicable law, Tenant and Landlord agree that Landlord shall have no duty to relet the Premises or otherwise mitigate damages under this Lease and Tenant hereby releases Landlord from any and all duty to relet the Premises or otherwise mitigate damages. Tenant agrees that Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished, because of Landlord's failure to relet the Premises or collect rent due with respect to such reletting. Furthermore, Tenant hereby waives any and all rights to plead such failure of Landlord to mitigate damages as affirmative defense in any proceeding based on any Default by Tenant under this Lease. In the event, and only in the event, that (despite such waiver and contrary to the intent of the parties hereunder) applicable law requires Landlord to attempt to mitigate damages, Landlord and Tenant agree that any such duty to mitigate shall be satisfied and Landlord shall be deemed to have used objectively reasonable efforts to fill the Premises by doing the following: (a) posting a "For Lease" sign on the Premises; (b) advising Landlord's leasing agent of the availability of the Premises; and (c) advising at least one outside commercial brokerage entity of the availability of the Premises; provided, however, that Landlord shall not be obligated to relet
              -----------------
the Premises before leasing any other unoccupied portions of the Project and any other property under the ownership or control of Landlord. If Landlord receives any payments from the reletting of the Premises and is required to mitigate damages (despite the intent of the parties hereunder), any such payment shall first be applied to any costs or expenses incurred by Landlord as a result of Tenant's Default under this Lease.

     Section 8.4  Reentry.  If Tenant fails to allow Landlord to reenter and
                  -------
repossess the Premises, Landlord shall have full and free license to enter into and upon the Premises with or without process of law for the purpose of repossessing the Premises, expelling or removing Tenant and any others who may be occupying or otherwise within the Premises, removing any and all property therefrom and changing all door locks of the Premises. Landlord may take these actions without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, without accepting surrender of possession of the Premises by Tenant, and without incurring any liability for any damage resulting therefrom, including without limitation any liability arising under applicable state law and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law or in equity, Tenant hereby waiving any right to claim damage for such reentry and expulsion, including without limitation any rights granted to Tenant by applicable state law.

     Section 8.5  Rights of Landlord in Bankruptcy.  Nothing contained in this
                  --------------------------------
Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the expiration or termination of this Lease or the termination of Tenant's right of occupancy, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to in this Section 8.5. In the event that under
                                           -----------
applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

     Section 8.6  Waiver of Certain Rights.  Tenant hereby expressly waives any
                  ------------------------
and all rights Tenant may have under applicable state law to its right to recover possession of the Premises or terminate this Lease. Tenant hereby waives any and all liens (whether statutory, contractual or constitutional) it may have or acquire as a result of a breach by Landlord under this Lease.
Tenant also waives and releases any statutory lien and offset rights it may have against Landlord, including without limitation the rights conferred upon applicable state law.

     Section 8.7   NonWaiver.  Failure on the part of Landlord to complain of
                   ---------
any action or nonaction on the part of Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights under this Lease. Further, it is covenanted and agreed that no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval by Landlord to or of any action by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

     Section 8.8  Holding Over.  In the event Tenant remains in possession of
                  ------------
the Premises after the expiration or termination of this Lease without the execution of a new lease, then Tenant, at Landlord's option, shall be deemed to be occupying the Premises as a tenant at will at a base rental equal to one hundred fifty percent (150%) of the then applicable Base Rent, and shall otherwise remain subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at will, including without limitation the payment of all other Rent; provided, however, nothing
                                                  -----------------
contained herein shall require Landlord to give Tenant more than thirty (30) days prior written consent to terminate Tenant's tenancy-at-will. No holding over by Tenant after the expiration or termination of this Lease shall be construed to extend or renew the Term or in any other manner be construed as permission by Landlord to hold over. Tenant shall indemnify Landlord (y) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises, effective upon the date that is forty-five (45) days after the date of termination or expiration of this Lease and (z) for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over after such 45th day.

     Section 8.9  Abandonment of Personal Property.  Any personal property left
                  --------------------------------
in the Premises or any personal property of Tenant left about the Project at the expiration or termination of this Lease, the termination of Tenant's right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, shall be deemed abandoned by Tenant and may, at the option of Landlord, be immediately removed from the Premises or such other space by Landlord and stored by Landlord at the full risk, cost and expense of Tenant. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. In the event Tenant does not reclaim any such personal property and pay all costs for any storage and moving thereof within thirty (30) days after the expiration or termination of this Lease, the termination of Tenant's right to occupy the Premises or the abandonment, desertion or vacating of the Premises by Tenant, Landlord may dispose of such personal property in any way that it deems proper. If Landlord shall sell any such personal property, it shall be entitled to retain from the proceeds the amount of any Rent or other expenses due Landlord, together with the cost of storage and moving and the expense of the sale. Notwithstanding anything contained herein to the contrary, in addition to the rights provided herein with respect to any such property, Landlord shall have the option of exercising any of its other rights or remedies provided in the Lease or exercising any rights or remedies available to Landlord at law or in equity.

                                  ARTICLE IX.

     Section 9.1  Transfers.  Tenant shall not, by operation of law or
                  ---------
otherwise, (a) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Premises or any part of or interest in this Lease or the Premises, (b) grant any concession or license within the Premises, (c) sublet all or any part of the Premises or any right or privilege appurtenant to the Premises, or (d) permit any other party to occupy or use all or any part of the Premises (collectively, a "Transfer"), without the prior written consent of
                               --------
Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. This prohibition against a Transfer includes, without limitation, (i) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure; (ii) an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings; (iii) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of Lease; (iv) the change in control in a partnership; or (v) conversion of Tenant to a limited liability entity. If Tenant converts to a limited liability entity without obtaining the prior written consent of Landlord: (i) the conversion shall be null and void for purposes of the Lease, including the determination of all obligations and liabilities of Tenant and its partners to Landlord; (ii) all partners of Tenant immediately prior to its conversion to a limited liability shall be fully liable, jointly and severally, for obligations of Tenant accruing under this Lease pre-conversion and post-conversion, and all members and other equity holders in Tenant post-conversion shall be fully liable for all obligations and liabilities of Tenant accruing under the Lease after the date such members and other equity holders are admitted to the limited liability entity as if such person or entity had become a general partner in a partnership; and (iii) Landlord shall have the option of declaring Tenant in default under this Lease. If Tenant requests Landlord's consent to any Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; a copy of the proposed sublease or assignment agreement; banking, financial and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. In addition to its right to approve or reject the proposed Transfer, Landlord shall have the option, upon written notice to Tenant within thirty (30) days after the receipt of such information concerning the proposed transferee, to (x) sublease the applicable space on the terms and conditions of this Lease or (y) in the case of a proposed assignment or proposed subletting for all or substantially all of the Term, to terminate this Lease as to the space so affected as of the date of the proposed assignment or such subletting, in which event the provisions of this Lease governing such space shall terminate (except for any provisions that pursuant to this Lease expressly survive such termination); provided, however, that
                                     --------  -------
Landlord's rights set forth in this sentence shall not apply if (A) the proposed subletting is for less than fifty percent (50%) of the Premises and (B) the proposed term of such subletting is for less than a four (4) year term (including any renewal terms). Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant's transferee shall assume all of Tenant's obligations under this Lease in a writing satisfactory to Landlord, and Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfer. While the Premises or any part thereof are subject to a Transfer, Landlord may collect directly from such transferee all rents or other sums relating to the Premises becoming due to Tenant or Landlord and apply such rents and other sums against the Rent and any other sums payable hereunder. If the aggregate rental, bonus or other consideration paid by a transferee for any such space exceeds the sum of (y) Tenant's Rent to be paid to Landlord for such space during such period and (z) Tenant's costs and expenses actually incurred in connection with such Transfer, including reasonable brokerage fees, reasonable costs of finishing or renovating the space affected and reasonable cash rental concessions, which costs and expenses are to be amortized over the term of the Transfer, then fifty percent (50%) of such excess shall be paid to Landlord within thirty (30) days after such amount is earned by Tenant. Such overage amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a Lease Year (or partial Lease Year) basis, and there shall be no cumulative adjustment for the Term. Landlord shall have the right to audit Tenant's books and records relating to the Transfer. Tenant authorizes its transferees to make payments of rent and any other sums due and payable, directly to Landlord upon receipt of notice from Landlord to do so. Any attempted Transfer by Tenant in violation of the terms and covenants of this Article IX shall be void and shall constitute a default by
                      ----------
Tenant under this Lease. In the event that Tenant requests that Landlord consider a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable attorneys' fees and costs incurred by Landlord in connection with the consideration of such request or such sublease or assignment.

     Notwithstanding the prohibition against assignment and subleasing contained in the immediately preceding paragraph, Tenant may, without the prior written consent of Landlord, but only after giving Landlord at least thirty (30) days prior written notice (which notice shall include the identity of the Affiliate (hereinafter defined) and the relationship of the Affiliate to Tenant), sublet the Premises or any part thereof to an affiliate or assign this Lease to an Affiliate or permit occupancy of any portion of the Premises by an Affiliate (each a "Permitted Transfer"). If Tenant is a partnership, the term "Affiliate" shall mean (i) any corporation which, directly or indirectly, controls or is controlled by or is under common control with the general partner of Tenant,
(ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time be owned directly or indirectly by Tenant's general partner or (iii) any partnership or joint venture in which Tenant or the general partner of Tenant is a general partner or joint venturer (with joint and several liability for all of the partnership's or venture's obligations). If Tenant is a corporation or individual, the term "Affiliate" shall mean (i) any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant or (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant or Tenant's parent corporation. An "Affiliate" shall also include any entity resulting from the merger, consolidation or other reorganization with Tenant, whether or not Tenant is the surviving entity or any person or legal entity which acquires all or substantially all of the assets or stock of Tenant. Before such transfer shall be effective, (y) in the event of an assignment of this Lease, said Affiliate shall assume, in full, the obligations of Tenant under this Lease and (z) the use of the Premises by the Affiliate shall be as set forth in Section 2.3. For purposes of this paragraph, a public or private
             ------------
offering of Tenant stock is a Permitted Transfer and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The bonus rental provisions of this Section 9.1 shall not apply to a transfer by Tenant to a
                   -----------
Permitted Transfer. A Permitted Transfer shall not constitute a Transfer for purposes of this Lease.

     Section 9.2  Assignment by Landlord.  Landlord shall have the right at any
                  ----------------------
time to sell, transfer or assign, in whole or in part, by operation of law or otherwise, its rights, benefits, privileges, duties, obligations or interests in this Lease or in the Premises, the Building, the Land, the Project and all other property referred to herein, without the prior consent of Tenant, and such sale, transfer or assignment shall be binding on Tenant provided that (i) Tenant is notified of the transfer and (ii) except as provided in any SNDA, any such transferee shall assume, in writing, all non-accrued obligations of Landlord under this Lease. After such sale, transfer or assignment, Tenant shall attorn to such purchaser, transferee or assignee, and Landlord shall be released from all liability and obligations under this Lease accruing after the effective date of such sale, transfer or assignment.

     Section 9.3  Limitation of Landlord's Liability.  Any provisions of this
                  ----------------------------------
Lease to the contrary notwithstanding, Tenant hereby agrees that no personal, partnership or corporate liability of any kind or character (including, without limitation, the payment of any judgment) whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord or any of Landlord's Related Parties or any mortgagee for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Project and/or the proceeds of insurance or condemnation. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. In no event shall Landlord be liable to Tenant, or any interest of Landlord in the Project be subject to execution by Tenant, for any indirect, special, consequential or punitive damages.

                                   ARTICLE X.

     Section 10.1  Subordination.  This Lease shall be subject and subordinated
                   -------------
at all times to (a) all ground or underlying leases which may hereinafter be executed affecting the Project, and (b) the lien or liens of all mortgages and deeds of trust in any amount or amounts whatsoever hereafter placed on the Project or Landlord's interest or estate therein or on or against such ground or underlying leases and to all renewals, modifications, consolidations, replacements and extensions thereof and to each advance made or hereafter to be made thereunder; provided, however, that Tenant obtains from the holder of such mortgage or deed of trust a Tenant's non-disturbance agreement in such party's standard form (the "SNDA"). Tenant shall execute and deliver upon demand any
                    ----
instruments, releases or other commercially reasonable documents requested by any lessor or mortgagee for the purpose of subjecting and subordinating this Lease to such ground leases, mortgages or deeds of trust, subject to Tenant's receipt of the SNDA. Tenant shall, subject to its receipt of the SNDA, attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, only upon such party's request and at such party's sole discretion but not otherwise. Notwithstanding such attornment, Tenant agrees that any such successor in interest shall not be (a) liable for any act or omission of, or subject to any rights of setoff, claims or defenses otherwise assertable by Tenant against, any prior owner of the Project (including without limitation, Landlord), (b) bound by any rents paid more than one (1) month in advance to any prior owner, and (d) if such successor is a mortgagee or a ground lessor whose address has been previously given to Tenant, bound by any modification, amendment, extension or cancellation of the Lease not consented to in writing by such mortgagee or ground lessor. Subject to Tenant's receipt of the SNDA, Tenant shall execute all such commercially reasonable agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any mortgagee or lessor under a lien instrument or lease covering the Premises whose address has been given to Tenant, and affording such mortgagee or lessor a reasonable opportunity to perform Landlord's obligations hereunder. Notwithstanding the generality of the foregoing, any mortgagee or ground lessor may at any time subordinate any such deeds of trust, mortgages, other security instruments or ground leases to this Lease on such terms and conditions as such mortgagee or ground lessor may deem appropriate. Tenant shall execute any such subordination or attornment documents as described herein within ten (10) days after demand therefor, subject to Tenant's receipt of the SNDA. Landlord represents and warrants that, as of the date of this Lease, there is no mortgagee or holder of a deed of trust on the Project.

     Section 10.2  Estoppel Certificate or Three-Party Agreement.  Tenant agrees
                   ---------------------------------------------
within ten (10) days following written request therefor by Landlord (a) to execute, acknowledge and deliver to Landlord and any other persons specified by Landlord, a certificate or three-party agreement among Landlord, Tenant and/or any third party dealing with Landlord, certifying (i) that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification (ii) the date to which the Rent and other charges are paid in advance, if any, (iii) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or so specifying such defaults, if any, as are claimed and/or (iv) any other matters as such third party may reasonably require in connection with the business dealings of Landlord and/or such third party and (b) to deliver to Landlord current financial statements of Tenant, including a balance sheet and a profit and loss statement for at least two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver such certificate or three-party agreement within such ten (10) day period shall be conclusive upon Tenant (x) that this Lease is in full force and effect without modification except as may be represented by Landlord, (y) that to Tenant's knowledge there are no uncured defaults in Landlord's performance, and (z) that no Rent has been paid in advance except as set forth in this Lease.

     Section 10.3  Notices.  Any Notice, demand, request, consent, approval,
                   -------
disapproval or certificate ("Notice") required or desired to be given under this
                             ------
Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide over-night delivery service providing a receipt for delivery. Notices may not be given by facsimile. Notwithstanding anything to the contrary herein, whenever any provision of the Lease provided the Tenant with a grace period in which to perform an obligation of Tenant hereunder, such time period shall not commence until Tenant has actually received (or has refused receipt of) a copy of such written notice by one of the methods described in this Section 10.3. Any
                                                       ------------
written notice whose receipt is refused by either Landlord or Tenant shall be deemed given on the date that such written notice is refused. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed as follows:

     To Landlord:
     ------------

     DULLES TECH, INC.
     C/o West World Management, Inc.
     4 Manhattanville Road, 2nd Floor
     Purchase, NY  10577

     To Tenant (if prior to Commencement Date):
     ------------------------------------------

     Network Access Solutions Corporation
     100 Carpenter Drive
     Suite 206
     Sterling, VA  20164
     Attn:  Manager, Facilities

     To Tenant (if after Commencement Date):
     ---------------------------------------

     Network Access Solutions Corporation
     at the Premises
     Attn:  Manager, Facilities

     With a copy to:
     ---------------

     Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
     7929 Westpark Drive, Suite 400
     McLean, Virginia  22102
     Attention:  John G. Lavoie, Esquire

Either party may change its address by giving notice of same in accordance with the methods described in this paragraph reasonably in advance.

                                  ARTICLE XI.

     Section 11.1  Right to Relocate Tenant.  [Intentionally Omitted.]
                   ------------------------

     Section 11.2  Rights and Remedies Cumulative.  The rights and remedies of
                   ------------------------------
Landlord under this Lease shall be nonexclusive and each right or remedy shall be in addition to and cumulative of all other rights and remedies available to Landlord under this Lease or at law or in equity. Pursuit of any right or remedy shall not preclude pursuit of any other rights or remedies provided in this Lease or at law or in equity, nor shall pursuit of any right or remedy constitute a forfeiture or waiver of any Rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any of the terms of this Lease.

     Section 11.3  Legal Interpretation.  This Lease and the rights and
                   --------------------
obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state in which the Building is located and the United States. The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Lease, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. All obligations of either party hereunder not fully performed as of the expiration or termination of the Term of this Lease shall survive the expiration or termination of the Term of this Lease and shall be fully enforceable in accordance with those provisions pertaining thereto. Article and section titles and captions appearing in this Lease are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease.
No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. This Lease is for the sole benefit of Landlord and Tenant, and, without the express written consent thereto, no third party shall be deemed a third party beneficiary hereof. Tenant agrees that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Lease or the Premises and that this Lease, including written extrinsic documents referred to herein, is the entire agreement of the parties, and that there are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Lease or the Premises. It is likewise agreed that this Lease may not be altered, amended, changed or extended except by an instrument in writing signed by both Landlord and Tenant. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or because such party or its counsel is the draftsman of this Lease. All references to days in this Lease and any Exhibits or Addenda hereto mean calendar days, not working or business days, unless otherwise stated.

     Section 11.4  Authority.  Each party warrants and represents to the other
                   ---------
that (a) it is a duly organized and validly existing legal entity, in good standing and qualified to do business in the state in which the Building is located, with no proceedings pending or contemplated for its dissolution or reorganization, voluntary or involuntary, (b) it has full right, power and authority to execute, deliver and perform this Lease, (c) the person executing this Lease on its behalf is authorized to do so, and (d) upon execution of this Lease by such party, this Lease shall constitute a valid and legally binding obligation of such party.

     Section 11.5  No Brokers.  Landlord and Tenant warrant and represent to the
                   ----------
other that it has not dealt with any real estate broker and/or salesman (other than Trammell Crow Real Estate Services, Inc. who represented Landlord and The Irving Group, who represented Tenant) in connection with the negotiation or execution of this Lease and no such broker or salesman has been involved in connection with this Lease, and each party agrees to defend, indemnify and hold harmless the other party from and against any and all costs, expenses, attorneys' fees or liability for any compensation, commission and charges claimed by any real estate broker and/or salesman (other than the aforesaid brokers) due to acts of such party or such party's representatives. Landlord shall pay the brokers identified above pursuant to separate agreements.

     Section 11.6  Consents by Landlord.  In all circumstances under this Lease
                   --------------------
where the prior consent or permission of Landlord is required before Tenant is authorized to take any particular type of action, such consent must be in writing and the matter of whether to grant such consent or permission shall, except as otherwise expressly provided herein, be within the sole and exclusive judgment and discretion of Landlord, and it shall not constitute any nature of breach by Landlord under this Lease or any defense to the performance of any covenant, duty or obligation of Tenant under this Lease that Landlord delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based upon good cause.

     With respect to any provision of this Lease which provides that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make nor shall Tenant make any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but, unless Landlord shall have acted in bad faith, Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

     Section 11.7  Joint and Several Liability.  If there is more than one
                   ---------------------------
Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several.

     Section 11.8  Independent Covenants.  The obligation of Tenant to pay Rent
                   ---------------------
and other monetary obligations provided to be paid by Tenant under this Lease and the obligation of Tenant to perform Tenant's other covenants and duties under this Lease constitute independent, unconditional obligations of Tenant to be performed at all times provided for under this Lease, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise, and Tenant acknowledges and agrees that in no event shall such obligations, covenants and duties of Tenant under this Lease be dependent upon the condition of the Premises or the Project, or the performance by Landlord of its obligations hereunder.

     Section 11.9  Attorneys' Fees and Other Expenses.  In the event either
                   ----------------------------------
party hereto defaults in the faithful performance or observance of any of the terms, covenants, provisions, agreements or conditions contained in this Lease, the party in default shall be liable for and shall pay to the nondefaulting party all reasonable expenses incurred by such party in enforcing any of its remedies for any such default, and if the nondefaulting party places the enforcement of all or any part of this Lease in the hands of an attorney, the party in default agrees to pay the nondefaulting party's reasonable attorneys' fees in connection therewith.

     Section 11.10  Recording.  Neither Landlord nor Tenant shall record this
                    ---------
Lease, but a short- form memorandum hereof may be recorded at the request of Landlord.

     Section 11.11  Disclaimer; Waiver of Jury Trial.  LANDLORD AND TENANT
                    --------------------------------
EXPRESSLY ACKNOWLEDGE AND AGREE, AS A MATERIAL PART OF THE CONSIDERATION FOR LANDLORD'S ENTERING INTO THIS LEASE WITH TENANT, THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, (a) LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE USE OR CONDITION OF THE PREMISES OR THE PROJECT, EITHER EXPRESS OR IMPLIED, AND
(b) LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES OR THE PROJECT ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE OR ANY OTHER WARRANTY (EXPRESS OR IMPLIED) REGARDING THE PREMISES OR THE PROJECT. EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE NO, AND SHALL NOT BE ANY, IMPLIED WARRANTIES OF MERCHANTABILITY,

HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL SUCH OTHER EXPRESS OR IMPLIED WARRANTIES IN CONNECTION HEREWITH BEING EXPRESSLY DISCLAIMED AND WAIVED.

          LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

     Section 11.12  Access to Roof.  At no additional charge by Landlord during
                    --------------
the Term and any renewal thereof, Tenant shall have the sole and exclusive access to the Building's (i) roof to install, repair and maintain upon the Building's roof telecommunication devices, such as satellite dishes and antennae or other similar devices, for the purpose of receiving and sending radio, television, computer, telephone or other communications signals for its own use and (ii) risers and conduits in order to connect such telecommunication devices to the Premises as well as to outside cable, fiber and/or telephone lines, including easements or rights of way, as reasonably required. Tenant shall advise Landlord at least ten (10) days in advance of the planned installation of such devices which such installation shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant will be responsible for complying and/or obtaining all required association or governmental approvals or permits with respect to the installation of the telecommunication devices set forth herein (including screening of such telecommunication devices if so required). To the extent that any telecommunication devices installed by Tenant interferes with other telecommunication devices installed by Landlord or any of Landlord's tenants at 13600 Dulles Technology Drive, Landlord may require that Tenant relocate, at Landlord's sole cost and expense, such telecommunication device to another area of the Building's roof such that it does not interfere with such other telecommunication device. Tenant shall remove the telecommunication devices and any connecting equipment from the Building upon the expiration or earlier termination of this Lease. Tenant shall be solely responsible and shall pay for any damage to the Building arising out of or resulting from the installation, operation, maintenance and/or removal of the antennae.

     Section 11.13  Parking.  Tenant's occupancy of the Premises shall include,
                    -------
at no additional cost, the use of five hundred thirty-one (531) parking spaces (at a ratio of 4.7/1000 rentable square feet) which shall be used in common with other tenants, invitees and visitors of the Building, as shown on Exhibit I
                                                                  ---------
attached hereto. Tenant shall have access to up to fifteen (15) visitor's spaces reserved for Tenant's use in locations proximate to the Building mutually
acceptable to Landlord and Tenant.    Tenant agrees not to overburden the
parking facilities, to cooperate with Landlord and other tenants in use of the parking facilities and that neither it nor shall any of its employees, agents or invitees park any vehicles overnight in the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming overburdened and to allocate and reassign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem reasonably appropriate provided that Tenant continues to have use of and access to the [five hundred thirty-one (531)] parking spaces set forth above.

     Section 11.14  No Accord or Satisfaction.  No payment by Tenant or receipt
                    -------------------------
by Landlord of a lesser amount than the Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum and to pursue any other remedy provided in this Lease.

     Section 11.15  Acceptance.  The submission of this Lease by Landlord does
                    ----------
not constitute an offer by Landlord or other option for, or restriction of, the Premises, and this Lease shall only become effective and binding upon Landlord, upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

     Section 11.16  Waiver of Counterclaim.  Tenant hereby waives the right to
                    ----------------------
interpose any counterclaim of whatever description in any summary proceeding.

     Section 11.17  Time Is of the Essence.  Time is of the essence of this
                    ----------------------
Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

     Section 11.18  Counterparts.  This Lease may be executed in any number of
                    ------------
counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

     IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


LANDLORD:
---------

DULLES TECH, INC.,
a Delaware corporation



By: _____________________________
    Charles Schouten, President

Tax Identification No.:__________________________________



                 [Remainder of Page Intentionally Left Blank.]

                             TENANT:
                             ------

                             NETWORK ACCESS SOLUTIONS CORPORATION, a
                             Delaware corporation



                              By:  _________________________________
                              Name:  _______________________________
                              Title:  ______________________________


                              Tax Identification No.:____________________



                 [Remainder of Page Intentionally Left Blank.]

NOTE: Certain exhibits have been omitted from the filing. The Registrant undertakes to supply these exhibits to the Securities and Exchange Commission supplementally upon request.

                                   EXHIBIT A


                           LEGAL DESCRIPTION OF LAND
                           -------------------------

                                   EXHIBIT B


                             FLOOR PLAN OF PREMISES
                             ----------------------

                                   EXHIBIT C


                              SPECIAL STIPULATIONS
                              --------------------

     These Special Stipulations are hereby incorporated into this Lease and in the event that they conflict with any provisions of this Lease, these Special Stipulations shall control.


     A.   Renewal Options.  1.  If, on the expiration of the Term of this Lease
          ---------------
and the date Tenant notifies Landlord of its intention to renew the Lease Term (as provided in subsection (2) below), (i) Tenant is not in default under this Lease beyond any applicable notice and cure period provided for in this Lease, and (ii) this Lease is in full force and effect, then Tenant shall have and may exercise an option to renew this Lease for an additional term of five (5) years (the "Renewal Term") upon the same terms and conditions contained in this Lease
      ------------
with the exceptions that the rental for the Renewal Term shall be the then-prevailing market rate of rent in the Herndon, Virginia area, inclusive of consideration of then-current market concessions (including, without limitation, refurbishment allowances and rent abatement) (the "Renewal Rental Rate").
                                                   -------------------

     2. If Tenant desires to renew this Lease pursuant to subsection (1) above, Tenant must notify Landlord in writing of its intention to renew (the

"Renewal Notice") not less than twelve (12) months prior to the expiration of
---------------
the Term of this Lease (the "Expiration Date").  Landlord shall, within ten (10)
                             ---------------
business days following the later of Landlord's receipt of such Renewal Notice or the date which is twelve (12) months prior to the Expiration Date, notify Tenant in writing of Landlord's determination of the Renewal Rental Rate and Tenant shall, within the next ten (10) business days following receipt of Landlord's determination of the Renewal Rental Rate, notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate. If Tenant timely notifies Landlord of Tenant's acceptance of Landlord's determination of the Renewal Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the Lease Term and changes in Base Rent in accordance with this Exhibit. If (i) Tenant timely notifies Landlord in writing of Tenant's rejection of Landlord's determination of the Renewal Rental Rate or (ii) Tenant does not notify Landlord in writing of Tenant's acceptance or rejection of Landlord's determination of the Renewal Rental Rate within such ten (10) business day period, Landlord and Tenant will promptly attempt to agree on the Renewal Rental Rate. If Landlord and Tenant cannot agree within ten (10) business days of Tenant's rejection in subclause
(i) hereinabove or the expiration of the ten (10) business days period referred to in subclause (ii) hereinabove, then Tenant may either (A) withdraw its Renewal Notice by written notice to Landlord, in which event, all of Tenant's rights under this Paragraph A shall immediately and irrevocably terminate, or
(B) proceed promptly to determine the Renewal Rental rate by appraisal, in which case, Landlord and Tenant shall each select a qualified independent real estate broker or appraiser (i.e., a real estate broker or appraiser with no prior or existing contractual relationship with either party) with at least five (5) years experience in leasing office buildings in the Herndon, Virginia area to determine the Renewal Rental Rate. If the values determined by the brokers/appraisers are less than ten percent (10%) apart, the average of the values determined by them shall be deemed the Renewal Rental Rate for the Premises. If the brokers/appraisers do not agree, and if their determinations are more than ten percent (10%) apart, then on or before seventy-five (75) days prior to the commencement of the Renewal Term, the two brokers/appraisers shall select a third independent broker/appraiser who will determine the Renewal Rental Rate for the Premises. If the value determined by the third broker/appraiser is between the values determined by the two prior broker/appraisers, the determination of the third broker/appraiser will control. If the third broker/appraiser's determination is not between the values determined by the two prior broker/appraisers, then the value of the first two broker/appraisers closest to the value of the third broker/appraiser will be the Renewal rental Rate for the Premises. Each party shall pay the fees and expenses of its broker/appraiser, and the fees and expenses of the third broker/appraiser shall be shared equally between Landlord and Tenant.

  B.      Landlord Lien Waiver.  Landlord hereby waives any lien rights which it
          ---------------------
may otherwise have concerning Tenant's property, which shall include furniture, fixtures, equipment, any and all equipment and/or supplies utilized by Tenant in its business operations, and Tenant shall have the right to remove the same at any time without Landlord's consent. Furthermore, Landlord acknowledges Tenant's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located in or at the Premises, and Landlord agrees to execute commercially reasonable waiver forms releasing liens in favor of any purchase money seller, lessor or lender who has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no default shall have occurred and be continuing, Landlord shall, upon the request of Tenant, and at the Tenant's sole cost and expense, execute and delivery any commercially reasonable instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any person or entity permitted under this paragraph including landlord waivers with respect to any of the foregoing.

                                   EXHIBIT D


                          COMMENCEMENT DATE AGREEMENT
                          ---------------------------

     This Commencement Date Agreement (this "Agreement") is made and entered
                                             ---------
into this ____day of ___________, 19___, by and between DULLES TECH, INC.

("Landlord") and NETWORK ACCESS SOLUTIONS ("Tenant").
----------                                  ------

     WHEREAS, Landlord and Tenant entered into that certain Lease (the "Lease")
                                                                        -----
dated October ___, 1999, with respect to certain premises located at 13650 Dulles Technology Drive, Herndon, Virginia 20171, as such demised premises are more particularly described in the Lease.

     WHEREAS, this Agreement is executed by Landlord and Tenant to confirm the Commencement Date and the Expiration Date, as those terms are defined in the Lease;

     NOW, THEREFORE, for and in consideration of the demised premises and the mutual covenants expressed in the Lease, it is hereby agreed by Landlord and Tenant as follows:

          1. The Premises were substantially complete and the Base Rent and Additional Rent (as such terms are defined in the Lease) commenced on _____________, 19__ (the "Commencement Date") and will expire on ___________,
                          -----------------
20___ (the "Expiration Date").
            ---------------

          2. This Agreement shall not be deemed or construed to alter or amend the Lease in any manner.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.

                           LANDLORD:
                           --------

                              DULLES TECH, INC., a Delaware corporation



                              By:  ______________________________
                              Charles Schouten, President


                              TENANT:
                              ------


                         NETWORK ACCESS SOLUTIONS CORPORATION,
                              a Delaware corporation

                              By:   ______________________________
                              Name: ______________________________
                              Title:______________________________

                                   EXHIBIT E


                    WORK LETTER AGREEMENT ("WORK AGREEMENT")
                    ----------------------------------------


     The following provisions shall govern (A) the preparation and approval process for the drawings and specifications for the build-out of the Premises and (B) terms and conditions relating to contractors and subcontractors in connection with the build-out of the Premises.

     A.   Description of Landlord's Work.  Subject to the terms and conditions
          ------------------------------
of this Work Agreement, Landlord agrees to construct, at its sole cost and expense, a building shell which shall contain the following items ("Landlord's
                                                                    ----------
Work"):
----

          As described in Landlord's October 15, 1999 proposal attached hereto in Exhibit E-2 with the following additions:
   -----------

          1) All concrete flooring should be level, complete and ready to accept carpet, VCT or other floor applications.

          2) The base Building should have an energy management system of a quality found in similar class buildings in Reston/Herndon, Virginia submarket.

     B.   General Matters regarding Plans and Specification.  Tenant shall cause
          -------------------------------------------------
its architect ( The M Group, except as otherwise set forth in this Work Agreement) and/or engineer (B&A Consulting Engineers, except as otherwise set forth in this Work Agreement) to prepare "Tenant's Space Plans", the "Working Drawings" and the "Final Plans" (as such terms are defined below) for the Tenant Improvement Work. The fees of Tenant's architect and engineer shall be paid by Landlord from the "Tenant Improvement Allowance", as defined below.

     C.   Tenant Improvement Work.  (1)  Tenant shall submit to Landlord for
          -----------------------
Landlord's approval a space plan for the build-out of the Premises ("Tenant's
                                                                     --------
Space Plans"), by the respective date(s) for each phase shown on the
-----------
construction schedule set forth in Exhibit E-1 hereto, prepared by Tenant's
                                   -----------
architect showing the interior layout of the Premises and its integration with Building systems, core areas and the building shell improvements in sufficient detail to permit Landlord a reasonable opportunity to review and provide preliminary approval or comments regarding Tenant's proposed interior design. Landlord shall review and approve or disapprove of Tenant's Space Plans as to the First Phase Premises and Second Phase Premises by the date set forth on the attached construction schedule set forth in Exhibit E-1 hereto, which approval
                                            -----------
shall not be unreasonably withheld, conditioned or delayed, except or to the extent such plans affect the structure of the Building or the Building's systems, in which case, Landlord may withhold such approval in its sole discretion. Landlord shall endeavor to adhere to a similar construction schedule, review periods and level of cooperation with Tenant as to the planning, approving and completion of the Third Phase Premises thereafter. If Landlord disapproves, either in whole or in part, of Tenant's Space Plans, Landlord shall provide to Tenant with reasonable specificity Landlord's reasons for its disapproval, which shall be commercially reasonable to the extent required in the preceding sentence. Tenant shall promptly correct or otherwise address all disapproved items identified by Landlord. The work shown in Tenant's Space Plans shall be deemed "Tenant Improvement Work." (2) Landlord
                                      -----------------------
and Tenant hereby covenant and agree that Rent pursuant to the Lease shall commence for each phase of construction upon substantial completion of all Tenant Improvement Work ("Substantial Completion") as defined pursuant to
                           ----------------------
Section (L) below so that Tenant could obtain its Certificate of Occupancy and occupy each phase of the Premises then intended for occupancy. For every day after March 1, 2000 that such First Phase Premises are not Substantially Complete, absent any delay on the part of the Tenant or any occurrence of Force Majeure, Landlord shall pay to Tenant as a fixed and agreed upon sum and not as a penalty, an amount equal to one (1) day's rent for the First Phase Premises for each day after March 1, 2000 that the Tenant is unable to occupy the First Phase Premises because the same is not Substantially Complete. Notwithstanding the foregoing, there shall be no Force Majeure condition excusing Landlord from its obligation to pay the damages specified herein if Landlord is delayed due to its inability to procure sufficient labor, either for its general contractor, its subcontractors, its Construction Manager, or any other entity, required to complete the First Phase or the Second Phase. Landlord shall pay to Tenant such amounts in immediately available U.S. funds monthly at the end of each month unless and until the First Phase Premises are Substantially Complete.

     D.   Working Drawings and Final Plans.  Tenant shall cause its architects
          --------------------------------
and/or engineers to prepare, and Tenant shall submit to Landlord, complete preliminary architectural plans, construction drawings and mechanical, electrical and plumbing drawings for the Premises (the "Working Drawings"),
                                                        ----------------
including those base Building improvements (such as HVAC and sprinkler distribution and the like) which are interior to the Premises or otherwise need to be coordinated with Landlord's Work in order to be performed properly. Said Working Drawings shall be submitted to Landlord in form sufficient for the permitting and construction of the Premises, and the bidding of the Tenant Improvement Work (that is, in such form so that, if approved by Landlord without revision, the same would be sufficient for the permitting and construction of the Premises, and the bidding of the Tenant Improvement Work). Within five (5) business days, Landlord or its designated contractor shall provide Tenant with a list of its objections, modifications, deletions or qualifications to the same. Tenant shall cause Tenant's architect and engineer to prepare final drawings, plans, and specifications (the "Final Plans"), based on the Working Drawings but
                                -----------
conforming to Landlord's objections, modifications, deletions or qualifications which shall be commercially reasonable to the extent required hereunder, by the date set forth on the attached construction schedule set forth in Exhibit E-1
                                                                  -----------
hereto. No plans and specifications shall constitute the Final Plans hereunder unless and until the same have been acknowledged, approved and agreed in writing as to the exact description, detail and date of the Final Plans by both Landlord and Tenant. Such acknowledgment shall be attached hereto as Exhibit E-3.
                                                             -----------
Landlord agrees to respond to Tenant within five (5) business days of Tenant's written request for Landlord's approval. If Landlord fails to respond with the five (5) business days period, Tenant may deliver a second request for approval; if Landlord does not respond within five (5) business days of delivery of such second notice, then Landlord's approval shall be deemed granted.

     E.   Construction.  Following the preparation and approval of Tenant's
          ------------
Space Plans and the Working Drawings, Landlord agrees to build out the Premises according to the Final Plans. All construction for the Premises shall be awarded following a competitive bid format, with Trammell Crow Company serving as construction manager ("Construction Manager"). The Construction Manager
                          --------------------
shall: (1) prepare a bid package approved by Landlord and Tenant; (2) solicit bids from a minimum of three (3) qualified general contractors approved by Landlord and Tenant; (3) prepare a bid analysis for review by Landlord and Tenant; and (4) award the bid to the lowest qualified general contractor which such contractor shall be subject to Tenant's reasonable approval. On behalf of Landlord and Tenant, the Construction Manager shall supervise the construction for the Premises.

     F.   Tenant Improvement Allowance.  Landlord agrees to provide to Tenant an
          ----------------------------
allowance with respect to the Premises of Twenty Five Dollars ($25.00) per rentable square foot (the "Tenant Improvement Allowance") (i.e., a total of
                           ----------------------------
113,093 sf x $25.00 prsf = Two Million Eight Hundred Twenty Seven Three Hundred Twenty Five Dollars ($2,827,325.00). Any unused portion of the Tenant Improvement Allowance shall be applied against any move related costs including any cabling requirements, antenna or signage costs, and any further remaining allowances may be used to offset rent throughout the Term or any renewal term. Provided Tenant uses The M Group as its architect to perform Tenant's Space Plans, Working Drawings or Final Plans, except as to the network and/or telecommunications operations center, Landlord's three percent (3%) construction management fee shall be charged only against hard construction costs.

     G.   Delay in Preparation of Tenant's Space Plans.  If  a "Tenant Delay"(as
          --------------------------------------------          ------------
defined below) occurs, and Substantial Completion of the Premises is delayed as a result thereof, then Tenant shall pay to Landlord on the date Rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the Premises for the period during which Tenant would have been obligated to pay Rent to Landlord had not the Commencement Date been so delayed;

provided, however, that Landlord shall have notified Tenant in writing that a
--------  -------
Tenant Delay has occurred, which such notice shall describe the nature of the Tenant Delay, within five (5) business days following Landlord's learning about the Tenant Delay. Each Tenant Delay shall be offset against each day Landlord fails to Substantially Complete Landlord's Work due to a Landlord Delay (as defined below).

     H.   Changes to Tenant Plans.  Tenant shall have the right to request
          -----------------------
changes in the Final Plans and any such change shall be initiated by Tenant's architect and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (except for changes which affect the structure of the Building or the Building's systems, in which case Landlord may withhold its consent in its sole discretion) and reasonably approved by the general contractor. Further, if changes are made by Tenant to the Final Plans after Landlord's approval, and should these changes to Tenant's Final Plans cause Landlord to fail to achieve Substantial Completion of the Premises by the dates specified herein or delay the Commencement Date, then Landlord shall have the right to refuse to permit the making of such changes unless and until Tenant shall have committed in writing, in a manner reasonably satisfactory to Landlord, to pay to Landlord on the date Rent would have commenced hereunder in the absence of such delay, a sum of money equivalent to the Rent for the applicable phase of the Premises for the period during which Tenant would have been obligated to pay Rent to Landlord had not this Lease Commencement Date been so delayed.

     I.   Tenant's Work.  Notwithstanding anything to the contrary in this
          -------------
Exhibit E, Tenant shall be responsible for all work, construction and
---------
installation in the Premises which is not designated as Landlord's Work and Tenant Improvement Work (including but not limited to all fixtures, furniture, equipment and other office installations). Such work shall be referred to as

"Tenant's Work," and shall be at Tenant's sole cost and expense subject to the
--------------
application of the Tenant Improvement Allowance. Tenant's Work shall be considered an alteration for purposes of this Lease, and shall be subject to the provisions of Section 6.1 thereof. Notwithstanding the foregoing, any plans
              -----------
Tenant has attached hereto as Exhibit E-4 as of the date this Lease is executed
                              -----------
depicting such Tenant Work are hereby deemed approved by Landlord. Prior to commencing any other Tenant's Work, Tenant shall submit drawings and specifications for Tenant's Work to Landlord, showing all aspects of such work, to Landlord for Landlord's review and approval, which approval as to non-structural matters and matters not affecting the Building's systems shall not be unreasonably withheld, conditioned or delayed. In order to perform the Tenant's Work, upon Tenant's notice (reasonably sufficient to permit Landlord to supervise Tenant's Work), Landlord shall grant Tenant, its contractors and agents access to the extent permitted by law to the Building, loading dock, and a dedicated elevator for freight use during the hours of 6:00 a.m. to 6:00 p.m. and 8:00 a.m. to 1:00 p.m. on Saturday (except as to Tenant's move-in which shall be over one or more weekends and the hours adjusted accordingly to accommodate Tenant's scheduled move) and such additional time as may be reasonably agreed between Landlord and Tenant subject to compliance with the Building Rules and Regulations set forth in Exhibit F to the Lease, from the
                                            ---------
time the Lease is executed and further during the move-in phases related to the Tenant Work or the Premises. Furthermore, Landlord, shall grant access to and normal and customary use of reasonable temporary utilities including, but not limited, to electricity, HVAC, plumbing and water, during such stated hours and such additional time as may be agreed between Landlord and Tenant. Tenant agrees that it will pay Landlord directly for the actual portion of utilities used by Tenant in the Project to construct the Tenant Work within thirty (30) days after written request accompanied by presentation and verification of documented costs and charges for such utility usage. Tenant agrees that such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except that the covenant to pay periodic Rent shall not apply until the Lease Commencement Date. Tenant acknowledges that the Landlord Work and Tenant Improvement Work take precedence over the completion of the Tenant's Work, but Landlord shall reasonably cooperate with Tenant as to the scheduling and completion of the Tenant's Work.

     J.   Permits, Certificate of Occupancy.  Except as provided below, Landlord
          ---------------------------------
shall obtain all necessary permits in connection with Landlord's Work and Tenant Improvement Work. On or before the date Landlord tenders delivery of the Premises to Tenant, Landlord agrees to obtain all final inspection approvals which are required for Landlord to deliver the Premises to Tenant with Landlord's Work completed, and to obtain all Certificates of Occupancy, pursuant to Section (L) hereof, that can be obtained by Landlord prior to Tenant
   -----------
installing its fixtures, furniture and equipment. Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform Tenant's Work, and for obtaining the final fire inspection approval after installation of Tenant's Work, if any.

     K.   Notice.  Tenant and Landlord shall, by notice to the other in writing,
          ------
designate a single individual who Tenant or Landlord agrees shall be available to meet and consult with the other at the Premises as Tenant's or Landlord's representative respecting the matters which are the subject of this Exhibit and who, as between Landlord and Tenant, shall have the power to legally bind Tenant and Landlord, in making requests for changes, giving approval of plans or work, giving directions to Tenant and Landlord or the like, under this Exhibit (each of these representatives shall be a "Construction Representative"); provided,
                                     ---------------------------
however, that Landlord's Construction Representative shall not have authority to approve changes without Landlord's prior approval.

     L.   Substantial Completion.  For purposes of this Lease, "Substantially
          ----------------------                                -------------
Complete" or "Substantial Completion" as to the Premises or the applicable phase
--------      ----------------------
thereof means full completion, except for minor or insubstantial details of construction, decoration or installation such that a Certificate of Occupancy has been issued for Landlord's Work and Tenant Improvement Work to the extent that the same can be issued prior to the completion of Tenant's Work, if any.
In the event that Landlord is unable to obtain a Certificate of Occupancy due to unfinished Tenant's Work which is not delayed due to Landlord, Landlord shall be deemed to have achieved Substantial Completion when Landlord obtains final and complete trade inspections for all major trades. Landlord shall use commercially reasonable efforts to give Tenant at least ten (10) business days prior written notice of the date that the Premises, or the applicable phase thereof, will be Substantially Complete.

     M.   Permits; Compliance with Laws.  The Tenant's Space Plans shall be in a
          -----------------------------
form in which building permits can be readily obtained and shall comply with all applicable local, state and federal laws, ordinances, codes and regulations.
The architect shall certify to Landlord and Tenant that Tenant's Space Plans comply with the Americans with Disabilities Act of 1990 ("ADA") and all other
                                                          ---
applicable local, state and federal laws, ordinances, codes and regulations.

     N.   Default.  The failure by Landlord or Tenant to comply with the
          -------
provisions of this Exhibit E shall constitute a default by that respective
                   ---------
entity under the Lease and the non-defaulting party shall have the benefit of all remedies provided for in the Lease.

     O.   No Liability. Notwithstanding the review and approval by Landlord of
          ------------
Tenant's Space Plans and specifications, Landlord shall have no responsibility or liability in regard to the safety, sufficiency, adequacy or legality thereof and Tenant shall be solely responsible for the compliance of such plans and specifications with all applicable laws and regulations, the architectural completeness and sufficiency thereof and other matters relating thereto, except to the extent a valid construction permit is issued therefore.

     P.   Code Compliance.  Landlord shall construct the base Building Landlord
          ---------------
Work so that it is in compliance with all applicable codes and laws, including the ADA.

     Q.   Back-Up Generator.  Landlord shall provide a location mutually
          -----------------
acceptable to Landlord and Tenant for the location of a generator to be installed by Tenant (the costs of which may be deducted from the Tenant Improvement Allowance) to provide back up power and for any supplemental HVAC equipment that will be required. The generator shall be reasonably screened and buffered as required; the costs of which may be deducted from the Tenant Improvement Allowance.

     R.   Network and/or Telecommunications Operations Center.  Tenant shall
          ---------------------------------------------------
have an approximately nine thousand three hundred sixty two (9,362) square feet network and/or telecommunications operations center in the Building that will operate twenty four (24) hours per day, seven (7) days per week, that will be contained within the Third Phase Premises. Landlord and Tenant shall work together to achieve the most cost effective method to accommodate this need. Tenant may utilize at no additional cost the base Building condenser water riser system for its supplement HVAC equipment. Notwithstanding anything else in this Lease, Tenant shall have the right, subject to Landlord's reasonable approval, to choose its architect, engineer, consultants, general contractor and subcontractors to perform this work.

     S.   Landlord Delays or Tenant Delays. 1.  As used herein, "Landlord Delay"
          --------------------------------                       --------------
shall mean a delay which is primarily attributable to one or more of the following:
          (a)  Landlord's (for purposes of this Exhibit E, "Landlord" shall be
                                                ---------
               deemed to include the Landlord, Landlord's Construction Representative, Landlord's consultants, the general contractor and the agents of all of these), (i) failure to comply with any of the deadlines specified in this Work Agreement, (ii) unjustifiably withholding, delaying or refusal to (A) fund, or permit to be funded by Tenant, any draw request of the Tenant Improvement Allowance, or (b) make any advance or grant any approval requested by Tenant relating to the Tenant Space Plans, Working Drawings or Final Plans, Landlord Work, Tenant Improvement Work or Tenant Improvement Allowance as indicated by Tenant prevailing in the dispute resolution process described in

               Section (W) hereof, or (iii) Landlord's breach of its obligations
               -----------
               under the terms of this Work Agreement or the Lease;

          (b) Landlord's request for changes or additions to the Final Plans for the Tenant Improvement Work subsequent to the date of Landlord's approval of the Final Plans and not related to Tenant Final Plan changes;

          (c) The gross negligence or willful misconduct of Landlord, in connection with the Landlord Work, Tenant Improvement Work or this Work Agreement;

          (d) Landlord's unreasonable interference with the Tenant's schedule for Tenant Work or the general contractor's schedule for the Landlord Work or Tenant Improvement Work; or

          (e) The time and delay incurred by the enforcement of the dispute resolution process outlined in Section (W) to this Work Agreement, to the extent that Tenant is the prevailing party therein.

     2.   As used herein, "Tenant Delay" shall mean a delay which is primarily
                           ------------
attributable to one or more of the following:

                    a. Tenant's (for purposes of this Exhibit E, "Tenant" shall
                                                      ---------
          be deemed to include the Tenant, Tenant's Construction Representative, Tenant's consultants and the agents of all of these), (i) failure to comply with any of the deadlines specified in this Work Agreement,
          (ii) unjustifiably withholding, delaying or refusing to make any approval sought by Landlord or (iii) breach of its obligations under the terms of this Work Agreement or the Lease;

                    b. Tenant's request for changes or additions to the Final Plans after Landlord's approval of same that cause Landlord to fail to achieve Substantial Completion of the Premises by the dates specified herein;

                    c. The gross negligence or willful misconduct of Tenant, in connection with the submittal of Tenant's Space Plans and Working Drawings, Tenant's Work or this Work Agreement;

                    d. Tenant's unreasonable interference with the Landlord's or general contractor's schedule for Landlord Work or Tenant Improvement Work;

                    e. The time and delay incurred by the enforcement of the dispute resolution process outlined in Section (W) to this Work Agreement, to the extent that Landlord is the prevailing party.

     T.   Access. [Intentionally Deleted.]
          ------

     U.   Adjustment of Tenant Improvement Allowance.  At such time as the exact
          ------------------------------------------
square footage of the Premises is determined in accordance with Section 2.1 of the Lease, then in that event the Tenant Improvement Allowance shall be adjusted to reflect the correct amounts based upon the re-computed and agreed upon rentable square footage of the Premises.

     V.   Time for Performance.  Wherever in this Work Agreement a date for
          --------------------
performance falls on a Saturday, Sunday or legal holiday, the time for performance shall be extended until the following business day.

     W.   Disputes.  In the event that either party shall have any claim or
          --------
dispute under this Exhibit E, both parties agree that such claim or dispute
                   ---------
shall be decided by arbitration in accordance with the Construction Industry Rules of the American Arbitration Association. Both parties irrevocably submit to such arbitration. Both parties further agree that any decision so rendered through that arbitration shall be final and binding on both parties hereto and may be entered in any court of competent jurisdiction.

                                List of Exhibits
                                ----------------

Exhibit E-1  Schedule
-----------

Exhibit E-2  Completed Shell Definitions
-----------

Exhibit E-3  Written Confirmation of Tenant's Final Plans
-----------

Exhibit E-4  Tenant's Work
-----------

                                  EXHIBIT E-1
                                  -----------

                                                           First Phase            Second Phase
                                                         ---------------------------------------
Tenant Executes Lease Document                             Oct 27,1999            Oct 27, 1999
------------------------------------------------------------------------------------------------
Tenant to submit approved Space Plan to Landlord for       Nov 5, 1999            Dec 6, 1999
 review.
Tenant to submit completed load letter to Landlord.        Nov 5, 1999            Dec 6, 1999
Landlord to complete review and approve or disapprove      Nov 9, 1999            Dec 9, 1999
 Tenant Space Plan
Tenant to submit approved Construction Drawings and        Nov 19, 1999           Dec 20, 1999
 Specifications to Landlord for review.
Landlord to complete review and approve or disapprove      Nov 23, 1999           Dec 23, 1999
 Tenant Construction Drawings and Specifications.
Landlord to submit for Building Permit.                    Nov 23, 1999           Dec 23, 1999
Landlord to send construction bid packages to general      Nov 23, 1999           Dec 23, 1999
 contractors.
General contractors' bids due                              Dec 14, 1999           Jan 13, 2000
Construction Bid acceptance date (LL awards to low,        Dec 17, 1999           Jan 17, 2000
 qualified general contractor)
Construction Start Date                                    Dec 20, 1999           Jan 19, 2000
Building Permit approved by Fairfax County                 Jan 3, 2000            Feb 2, 2000
General contractor to submit for sprinkler & fire alarm    ____________           _____________
 Permits.
Fairfax County approves sprinkler & fire alarm permits     ____________           _____________
Target Date for Substantial Completion                     March 1, 2000          April 1, 2000

                                  EXHIBIT E-2


                          COMPLETED SHELL DEFINITIONS
                          ---------------------------

                                  EXHIBIT E-3


                  WRITTEN CONFIRMATION OF TENANT'S FINAL PLANS
                  --------------------------------------------


                [TO BE ATTACHED SUBSEQUENT TO LEASE SIGNING UPON
                    MUTUAL AGREEMENT OF LANDLORD AND TENANT]

                                  EXHIBIT E-4


                                 TENANT'S WORK
                                 -------------


                [TO BE ATTACHED SUBSEQUENT TO LEASE SIGNING UPON
                    MUTUAL AGREEMENT OF LANDLORD AND TENANT]

                                   EXHIBIT F


                         BUILDING RULES AND REGULATIONS
                         ------------------------------

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be used for the disposal of trash, be obstructed by Tenant or be used by Tenant for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by such Tenant and Landlord shall not in any case be responsible therefor.

3. Signs, advertisements, or notices visible in or from public corridors or from outside the Building shall be subject to Landlord's prior written approval. Without Landlord's prior consent, which consent shall not be unreasonably withheld, no curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. With respect to work being performed by Tenant in the Premises, Tenant shall refer all contractors, contractors' representatives, and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision and approval before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and other physical portions of the Building.

5. Movement in or out of the Building of furniture, office equipment, safes and other heavy equipment, or the dispatch or receipt by Tenant of any bulky material or merchandise, or materials which require use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to such hours as Landlord reasonably designates. All such movement shall be under the supervision of Landlord and in the manner reasonably agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement, to be initiated by Tenant, will include reasonable determination by Landlord as to the time, method, and routing of such movement and as to limitations for safety or other concerns. Tenant assumes all risks of damage to articles moved and injury to persons engaged or not engaged in such movement. Tenant shall be liable to personnel of Landlord damaged or injured as a result of acts in connection with carrying out this service for Tenant, and Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any property or persons resulting from any act in connection with, such service performed for Tenant.

6. Building management shall have the right and authority to prescribe the maximum weight and position of safes and other heavy equipment which may overstress any portion of a floor. All damages done to the Building by taking in or putting out any property of Tenant, or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant, unless caused by Landlord's gross negligence or willful misconduct.

7.   Corridor doors, when not in use, shall be kept closed.

8.   Tenant space visible from a public area must be kept neat and clean.

9. Should Tenant require telegraphic, telephonic, annunciator, or other communication services, Landlord will direct the electricians as to where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall reasonably direct. Electric current shall not be used for power or heating without Landlord's prior written permission, which consent shall not be unreasonably withheld.

10.  No animals shall be brought into or kept in, on, or about the Building.

11. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building management office.

12. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Premises. Landlord shall adjust thermostats as required to maintain the Building standard temperature. Landlord requests that all window blinds remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

13. Tenant will comply with all reasonable security procedures provided to Tenant in writing during business hours and after hours and on weekends.

14. Tenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

15. All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by 4:00 p.m. on the preceding Business Day.

16. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and Tenant shall comply with all applicable building and fire codes relating thereto.

17. Tenant may not place any items on the balconies of the Building without obtaining Landlord's prior written consent.

18. No smoking shall be permitted in the Premises. Smoking shall only be permitted in the areas expressly designated by Landlord from time to time.

19. Subject to the terms of the Lease, Landlord reserves the right to rescind any of these rules and regulations and to make such other and further reasonable and non-discriminatory rules and regulations as in its good faith judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein, and the protection and comfort of the tenants and their agents, employees, and invitees, provided such rules and regulations do not materially increase Tenant's obligations or liabilities under the Lease and which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

                                   EXHIBIT G


                            PROPOSED TENANT SIGNAGE
                            -----------------------

                [TO BE ATTACHED SUBSEQUENT TO LEASE SIGNING UPON
                    MUTUAL AGREEMENT OF LANDLORD AND TENANT]

                                   EXHIBIT H


                            CLEANING SPECIFICATIONS
                            -----------------------

                                   EXHIBIT I


                                  PARKING AREA
                                  ------------

                [TO BE ATTACHED SUBSEQUENT TO LEASE SIGNING UPON
                    MUTUAL AGREEMENT OF LANDLORD AND TENANT]